                                                                  EXHIBIT 99.D-2

                                April 17, 1998

D.P.U./D.T.E. 97-63

Petition of Boston Edison Company and Boston Edison Mergeco Electric Company, Inc. for approval by the Department of Telecommunications and Energy of a merger in accordance with an agreement and plan of merger.

______________________________________________________________________________

                    APPEARANCES:    Theodora S. Convisser, Esq.
                    Boston Edison Company
                    800 Boylston Street
                    Boston, Massachusetts 02199
                         -and-
                    David A. Fine, Esq.
                    Ropes & Gray
                    One International Place
                    Boston, Massachusetts 02110
                                                        FOR: BOSTON
                                EDISON COMPANY AND BOSTON EDISON
                                MERGECO ELECTRIC COMPANY,
                                INCORPORATED
                                Petitioners
                                -----------

                    L. Scott Harshbarger, Attorney General
                                              By:  Joseph W. Rogers
                         Assistant Attorney General
                    200 Portland Street
                    Boston, Massachusetts 02114
                              Intervenor
                              ----------

                    Mary Beth Gentleman, Esq.
                    Wayne Barnett, Esq.
                    John M. Stevens, Esq.
                    Jill B. Levine, Esq.
                    Foley, Hoag & Eliot, L.L.P.
                    One Post Office Square
                    Boston, Massachusetts 02109-2170

                         -and-

                    Robert F. Sidney, Esq.
                    Anna Blumkin, Esq.
                    100 Cambridge Street, 15/th/ Floor
                    Boston, MA 02202
                                                FOR:
                                   COMMONWEALTH OF
                                   MASSACHUSETTS DIVISION OF ENERGY
                                   RESOURCES
                                   Intervenor
                                   ----------

                    Jeffrey M. Bernstein, Esq.
                    Kenneth L. Kimmell, Esq.
                    Suzanne LaMantia, Esq.
                    Bernstein, Cushner & Kimmell, P.C.
                    One Court Street, Suite 700
                    Boston, Massachusetts 02108
                         -and-
                    Burton E. Rosenthal, Esq.
                    Segal, Roitman & Coleman
                    11 Beacon Street, Suite 500
                    Boston, Massachusetts 02108
                                                FOR: UTILITY
                                   WORKERS UNION OF AMERICA LOCAL 387
                                   Intervenor
                                   ----------

                    Cameron Kerry, Esq.
                    Sally Everett Williamson, Esq.
                    A.W. Phinney, III, Esq.
                    Mintz, Levin, Cohen, Ferris, Glovsky and Popeo, P.C. One Financial Center
                    Boston, Massachusetts 02111
                         -and-
                    Thomas Murtagh, Esq.
                    Barbara Brenner, Esq.
                    Couch, White, Brenner, Howard & Feigenbaum, LLP
                    540 Broadway
                    Albany, New York  12201-2222
                                                FOR:
                                   CABLEVISION SYSTEMS
                                   CORPORATION
                                   Limited Participant
                                   -------------------

                    Alan D. Mandl, Esq.
                    Ottenberg, Dunkless, Mandl & Mandl
                    260 Franklin Street

                     Boston, Massachusetts 02110
                                                 FOR:
                                       NEW ENGLAND CABLE TELEVISION
                                                           ASSOCIATION
                                       Limited Participant
                                       -------------------
                    Timothy N. Cronin, Esq.
                    COM/Energy
                    One Main Street
                    Cambridge, Massachusetts 02142-9150
                                                 FOR:
                                             CAMBRIDGE ELECTRIC LIGHT
                                      COMPANY, COMMONWEALTH ELECTRIC LIGHT
                                      COMPANY, CANAL ELECTRIC
                                      Limited Participant
                                      -------------------

                    James Avery, Esq.
                    Rich, May, Bilodeau & Flaherty, P.C.
                    294 Washington Street
                    Boston, Massachusetts 02108
                                                  FOR: BERKSHIRE
                                       GAS COMPANY
                                       Limited Participant
                                       -------------------


                               TABLE OF CONTENTS


I.   INTRODUCTION    Page 1

     II.       PROCEDURAL HISTORY AND RULINGS   Page 1
               ------------------------------

     III.      COMPANIES' PROPOSAL   Page 4
               -------------------

     IV.       POSITIONS OF THE PARTIES   Page 6
               ------------------------

     V.        CONSISTENCY OF HOLDING COMPANY PROPOSAL WITH THE
               ------------------------------------------------
     PUBLIC INTEREST   Page 7
     ---------------

     A.        Standard of Review   Page 7
               ------------------

     B.        Corporate Restructuring Generally   Page 8
               ---------------------------------

     C.        Specific Considerations   Page 12
               -----------------------

                             1. Impact on Rates  Page 13
                                ---------------

                             2. Impact on Quality of Service  Page 14
                                ----------------------------

                             3. Impact on Competition  Page 16
                                ---------------------

                             4. The Financial Integrity of the Post-Merger Entity   Page
                                --------------------------------------------------
                    18

                             5. Societal Costs  Page 19
                                --------------

                             6. Impact on Economic Development  Page 20
                                ------------------------------

                             7. Alternatives to the Merger  Page 21
                                --------------------------
     D.        Conclusion   Page 22
               ----------

     VI.      CONDITIONS OF APPROVAL   Page 22
              ----------------------

                A.       Dividend Policy          Page 22
                         ---------------

                         1.   Introduction  Page 22
                              ------------

                               2. Positions of the Parties  Page 23
                                  ------------------------



                                       3. Analysis and Findings  Page 25
                                          ---------------------



         B.                    Cost of Capital           Page 27
                               ---------------

     C.                Asset Transfers                   Page 27
                       -------------------------------

                        1.           Description of Company Proposal   Page 27
                                     -------------------------------

                        2.           Analysis and Findings             Page 28
                                     ---------------------

                                     a.      Zero Transaction Policy           Page 29
                                              ----------------------

                                      b.      Pricing Method                    Page 31
                                              --------------

                                     c.      Prior Asset Transfers             Page 34
                                             ---------------------

                                     d.      Preapproval of Asset Transfers    Page 35
                                             -------------------------------

                                     e.      Intangible Assets                 Page 37
                                              ----------------

                                     f.      Non-Rate Base Assets              Page 40
                                             --------------------

                                      g.      Employee Transfers and Services   Page 43
                                               -------------------------------

                                      h.      Conclusion on Asset Transfers     Page 45
                                              -------------------------------

         D.             Investment Policy                 Page 45
                        -----------------

                        1.          Positions of the Parties       Page 45
                                    ------------------------

                        2.           Analysis and Findings         Page 47
                                     ---------------------

         E.             Reporting Requirements     Page 48
                        ----------------------

                        1.           Positions of the Parties     Page 48
                                     ------------------------

                        2.           Analysis and Findings       Page 49
                                     ---------------------

         F.             Information Sharing    Page 53
                        -------------------

                        1.           Positions of the Parties          Page 53
                                     ------------------------

                        2.           Analysis and Findings             Page 53
                                     ---------------------

         G.             Joint Advertising      Page 54
                        -----------------


                        1.           Positions of the Parties          Page 54
                                     ------------------------

                        2.           Analysis and Findings             Page 54
                                     ---------------------

VII.              MANAGEMENT SERVICES AGREEMENT     Page 55
                  -------------------------------

                  A.   Description         Page 55
                       -----------

                  B.   Positions of the Parties     Page 57
                       ------------------------

                  C.   Analysis and Findings        Page 62
                       ---------------------

VIII.                  TAX SHARING AGREEMENT             Page 68
                       -------------------------------

                       A.    Description        Page 68
                             -----------

                       B.    Positions of the Parties    Page 69
                             ------------------------

                       C.    Analysis and Findings     Page 69
                             ---------------------

IX.                    STOCK ISSUANCE     Page 71
                       --------------

                       X.      ORDER     Page 73
                               -----

I.   INTRODUCTION
     ------------

     On May 28, 1997, Boston Edison Company ("BECo" or "Company") and Boston Edison Mergeco Electric Company, Inc. ("Mergeco") (together "Companies") filed an Agreement and Plan of Merger with the Department of Telecommunications and Energy, then known as the Department of Public Utilities ("Department"), for approval pursuant to G.L. c. 164, (S) 96. The Agreement and Plan of Merger are part of BECo's proposed corporate reorganization plan that would create a holding company to own directly the common stock of BECo. The Companies also requested Department approval of transactions to be made in connection with the proposed corporate restructuring. This Order conditionally approves the Companies' petition and sets forth certain ratepayer protections that the Companies must implement as a condition of their corporate restructuring in order to safeguard the public interest.

II.  PROCEDURAL HISTORY AND RULINGS
     ------------------------------

     The procedural history of this docket is complex and fully memorialized in a number of Hearing Officer Rulings and Department procedural Orders that primarily address petitions to intervene and the scope of this proceeding./1/
In this section, the Department will not repeat the lengthy procedural history, but recites only those aspects relevant to our rulings and findings contained in this Order.

/1/ These rulings and Orders include: Hearing Officer Ruling on Discovery Disputes (October 23, 1997 Tr. at 47-51); Hearing Officer Ruling on Confidentiality of Union Record Request Three (Tr. 5, at 110-111); D.P.U. 97-63, Interlocutory Order on the Scope of the Proceeding and Petitions for Leave to
------------------------------------------------------------------------------
Intervene (September 2, 1997) ("September 2 Interlocutory Order"); D.P.U. 97-63,
---------
Interlocutory Order on Motion to Vacate and Reconsider by Cablevision Systems
------------------------------------------------------------------------------
Corporation and Motion for Reconsideration by New England Cable Television
------------------------------------------------------------------------------
Association, Inc. (October 10, 1997) ("October 10 Interlocutory Order"); D.P.U.
-----------------
97-63, Hearing Officer Ruling on the Admissibility of Certain Exhibits Offered
       -----------------------------------------------------------------------
by the Attorney General (November 26, 1997); D.P.U. 97-63,  Interlocutory Order
-----------------------                                     -------------------
on Appeal of of Utility Workers of America Local 387 of Hearing Officer Ruling
------------------------------------------------------------------------------
Regarding Union Record Request Three (December 12, 1997).
------------------------------------

     On February 26, 1998, the Department received motions from the Attorney General and Cablevision requesting that the Department reopen the record/2/ and defer a final decision until after the Department concludes its investigation of Boston Edison's past affiliate transactions in Boston Edison Company, D.P.U. 97-
                                               ---------------------
95. The D.P.U. 97-95 investigation involves asset transfers by BECo to its subsidiary, Boston Energy Technology Group ("BETG"). The Attorney General and Cablevision seek to admit discovery material from the BETG investigation into the record in the instant proceeding, claiming that new information has surfaced demonstrating that the Company has improperly transferred assets to its affiliate or has underestimated the value of assets transferred. Cablevision argues that the Department's ability to protect electric customers through appropriate safeguards and remedies will be severely reduced if the Department approves the holding company petition before it completes the BETG investigation. The Companies respond that the Department has previously decided that past affiliate transactions are beyond the scope of this proceeding. The Companies argue that approval of the holding company would not limit the Department's authority with respect to the BETG investigation. The Division of Energy Resources' ("DOER") response to the Companies' opposition to the motions argues more for the safeguards that should be established as conditions of any holding company approval than for the necessity of deferring a decision in this matter, pending the completion of the BETG investigation.

     As an initial matter, Cablevision has no standing to file a motion to reopen the record. The Department determined that Cablevision did not satisfy our standard for intervention as a full party and limited Cablevision's participation in this proceeding to attending hearings and conferences,

-----------------------
/2/ The evidentiary record was closed on November 21, 1997, and briefs were filed on December 29, 1997 and on January 13, 1998.

receiving copies of pleadings, and filing briefs. September 2 Interlocutory Order at 16-17./3/ The Department finds that the filing of the motion at issue exceeds Cablevision's role as a limited participant.

     Even if the Department had determined that Cablevision has standing to file this type of motion, which we did not, the Department would dismiss it on the same grounds that we find to dismiss the Attorney General's motion. Through their respective motions, Cablevision and the Attorney General seek, in essence, Department reconsideration of the September 2 Interlocutory Order wherein the Department determined the scope of this proceeding. The Department refused to reconsider our determination on scope when requested to do so on September 10, 1997 and refuses to do so now. At the time the Department determined the scope of this proceeding, we were aware of the allegations concerning the Company's transactions with its affiliates. The Department was confident that we could proceed with the present case without sacrifice of authority to order a remedy in the BETG investigation if those allegations proved true. Neither Cablevision nor the Attorney General has persuaded the Department otherwise. Therefore, the Department denies the motions of Cablevision and the Attorney General and will proceed on this record as developed during the course of this investigation./4/

III. COMPANIES' PROPOSAL
     -------------------

     Currently, BECo is an investor-owned public utility with two direct subsidiaries (Exh. BE-DH-5, at 2). BECo's wholly-owned subsidiary, Harbor Electric Energy Company ("HEEC") delivers


------------------------------
/3/ Cablevision has filed an appeal of the Department determination regarding its intervention status with the Supreme Judicial Court, docket SJ 97-0611. The appeal is pending.

/4/ The evidentiary record includes the direct testimony and cross examination of Douglas S. Horan, Robert Weafer, Michael Farrell, and John J. Reed on behalf of the Companies, Francis H. Cummings on behalf of DOER, Paul L. Chernick on behalf of the Union and David J. Effron on behalf of the Attorney General; 55 Company exhibits; 66 Department exhibits; 91 Attorney General exhibits; 82 Union exhibits; 14 DOER exhibits; and the Company's responses to several record requests.

electric energy from the Company to a large retail customer (id.). The Company also wholly owns an unregulated subsidiary, BETG, which in turn has a number of subsidiaries, including Boston Edison Services, Inc., BecoCom, Inc., and Coneco Corporation (Exh. UWUA-59). In addition, BETG owns a 75 percent interest in Northwind Boston, L.L.C. (id.). Boston Edison Services, Inc. owns a 50 percent interest in EnergyVision, L.L.C., a joint venture with the Williams Energy Services Company, which markets electricity, natural gas, and energy-related services to retail customers (id.). BECoCom has entered into a joint venture with RCN Telecom Services, Inc. to provide local and long-distance telephone service, video, and high speed Internet access (id.).
                                                --

     The Companies request Department approval of an Agreement and Plan of Merger that is part of their corporate restructuring plan to create a holding company that would hold directly the common stock of BECo (Exh. BE-DH-1, at 1). Pursuant to its corporate reorganization plan, BECo has formed BEC Energy,/5/ a Massachusetts business trust, and BEC Energy's wholly-owned subsidiary, Mergeco, a Massachusetts utility corporation (id. at 15). BECo, Mergeco and BEC Energy
                                     ---
have entered into an Agreement and Plan of Merger under which BECo would become a subsidiary of BEC Energy through the merger of Mergeco with and into BECo, with BECo being the surviving corporation (id. at 15-16).
                                           ---

     The Companies propose that each share of BECo's common stock issued and outstanding immediately prior to the merger would be changed and converted into one BEC Energy common share (id. at 16). The shares of BECo's preferred stock
                             ---
issued and outstanding immediately prior to the merger would not be converted and will continue to be one issued and outstanding share of BECo preferred stock, with the same preferences, designations, relative rights, privileges and powers, and


--------------------
/5/ By Order dated February 28, 1997, the Department approved the investment by BECo in BEC Energy of such amounts required to submit the proposed merger to BECo's stockholders and regulatory authorities having jurisdiction. Boston Edison Company, D.P.U. 97-17 (1997).
     ---------------------
subject to the same restrictions, limitations and qualifications as were applicable to such stock prior to the merger (id.). Each share of Mergeco
                                              ---
common stock issued and outstanding immediately prior to the merger would be changed and converted into one share of common stock, $1 par value, of BECo, all of which would then be owned by BEC Energy and each share of BEC Energy common stock issued and outstanding immediately prior to the merger would be cancelled (id.). Thus, as a result of the merger, BECo would become a wholly-owned
 ---
subsidiary of BEC Energy, and all of the BEC Energy common shares outstanding immediately after the merger will be owned by the holders of BECo's common stock outstanding immediately prior to the merger (id.).
                                             ---

IV.  POSITIONS OF THE PARTIES /6/
     ------------------------


     The Attorney General and DOER assert that the Department should not approve the Agreement and Plan of Merger or the associated transactions without imposing conditions that, according to them, are necessary to ensure that the public interest is protected (Attorney General Brief at 3; DOER Brief at 1)./7/ Cablevision, NECTA and the Union argue, for various reasons discussed below, that the Companies' corporate restructuring plan is not in the public interest and thus should be rejected (Cablevision Brief at 26; NECTA Brief at 4; Union Brief at 2, 22). Cablevision and NECTA have suggested, in the alternative, that the Department condition any approval of the holding company proposal on the Companies' implementation of safeguards to protect the public interest (Cablevision Brief at 26; NECTA Brief at 5).

---------------------
/6/ The Department received several petitions for leave to intervene in this proceeding. The Attorney General of the Commonwealth ("Attorney General") filed a notice of intervention as of right pursuant to G.L. c. 12, (S) 11E. In addition, the Department granted the petitions for leave to intervene of DOER and the Utility Workers Union of America, AFL-CIO, Local 387 ("Union"). The Department granted Cablevision, NECTA, Berkshire Gas Company ("Berkshire Gas"), Cambridge Electric Light Company, Canal Electric Company and Commonwealth Electric Company ("COM/Electric") limited participant status.


/7/ The Attorney General modified his position in his February 26 motion to reopen the record and defer ruling in this matter, discussed above.

V.   CONSISTENCY OF HOLDING COMPANY PROPOSAL WITH THE PUBLIC INTEREST
     ----------------------------------------------------------------

     A.   Standard of Review
          ------------------

     The Companies' holding company proposal is in essence a merger between BECo and Mergeco, a Massachusetts utility corporation that has no present business or properties of its own. Through this merger, BECo would be transformed from a publicly traded stock corporation to a corporation whose equity would be entirely owned by a holding company. BECo is currently the only G.L. c. 164,
(S) 2 electric company not so held.

     The Department's authority to review and approve mergers and acquisitions is found at G.L. c. 164, (S) 96, which requires the Department to find that mergers and acquisitions are "consistent with the public interest." In Boston
                                                                        ------
Edison Company, D.P.U. 850, at 8 (1983), the Department construed Section 96's
--------------
standard of consistency with the public interest as requiring a balancing of the costs and countervailing benefits attendant on any proposed merger or acquisition. The Department considers the special factors of an individual proposal to determine whether it is consistent with the public interest.

Mergers and Acquisitions, D.P.U. 93-167-A at 7-9 (1994).  The Department stated
------------------------
that, in order to meet this consistency standard, the costs or disadvantages of a proposed merger must be accompanied by benefits that warrant their allowance.

Id. at 18-19.  The Department has also indicated that it would likely consider
---
various factors in determining whether a proposed merger or acquisition is consistent with the public interest pursuant to G.L. c. 164, (S) 96, such as (1) impact on rates; (2) impact on the quality of service; (3) resulting net savings; (4) impact on competition; (5) the financial integrity of the post-merger entity; (6) fairness of the distribution of benefits resulting between shareholders and ratepayers; (7) societal costs, such as lost jobs; (8) impact on economic development; and (9) alternatives to the merger or acquisition. Id.
                                                                             ---
at 8-10.

     The Department also has stated that, because the public interest is at stake, we decline to view the Companies' proposal as a mere mechanical transaction but rather would examine the merits of the resulting corporate restructuring and its effect on the regulated surviving entity. September 2 Interlocutory Order at 12. Thus, the factors identified above are considered not just in terms of the mechanical transaction of the merger but also of the corporate restructuring generally. Id.
                                    ---

     B.   Corporate Restructuring Generally
          ---------------------------------

     The Companies claim that the Department-sponsored electric industry restructuring is the driving force behind their proposal to form a holding company structure (Companies Brief at 7)./8/ According to the Companies, restructuring promotes the development of competitive markets for energy and other related services, with utilities participating through affiliates subject to appropriate standards of conduct (id. at 8). The Companies state that
                                     ---
forming a holding company is essential to BECo's ability to adapt to and thrive in a restructured industry (Exh. BE-DH-1).

     The Union and Attorney General counter that neither D.P.U. 96-100 nor the Restructuring Act suggest or dictate the formation of a holding company structure (Union Brief at 7-8; Attorney General Reply Brief at 2). NECTA responds that the Companies' claims that electric industry restructuring is the driving force behind their proposal either lack support in the record or are contradicted by the record (NECTA Brief at 14). NECTA states that the Companies' witness, Mr. Horan, conceded that

---------------------------
/8/  The Department's order in Electric Industry Restructuring Plan:  Model
                               --------------------------------------------
Rules and Legislative Proposal, D.P.U. 96-100 (December 30, 1996), together with
------------------------------
the legislation entitled "An Act Relative to Restructuring the Electric Utility Industry in the Commonwealth, Regulating the Provision of Electricity and Other Services, and Promoting Enhanced Consumer Protections Therein," enacted by the Massachusetts Legislature and signed by the Governor on November 25, 1997 (the "Restructuring Act"), outline a framework for restructuring the electric utility industry.

nothing in D.P.U. 96-100, the Company's Settlement,/9/ or the Restructuring Act requires electric distribution companies to rely on a holding company corporate structure (id. at 15, citing Tr. 1, at 70-74).
           --         ------

     The fact that the Restructuring Act does not mandate corporate separation is not determinative. In the Department's view, the Legislature has set forth in the Restructuring Act the minimum acceptable corporate structure in a restructured electric industry. St. 1997, c. 164, (S) 93, (G.L. c. 164, (S) 1A(b)(2)). The Legislature did not amend G.L. c. 164, (S) 96 in any way dispositive of this proceeding and has left vested in the Department Section 96 authority to determine whether a corporate reorganization plan such as the one proposed by the Companies is in the public interest. We make that determination pursuant to our standard of review set forth in D.P.U. 93-167-A and reliance on other Department precedent and policy, as discussed below.

     In D.P.U. 96-100, at 77-78, the Department recognized that there are three corporate structures, each with a different level of protection against anticompetitive affiliate transactions in a competitive industry: (1) divestiture; (2) corporate separation within a holding company; and (3) functional separation. Although we considered it the cleanest solution to the potential problem of anticompetitive actions or market power abuse, we declined to endorse mandatory divestiture, given, among other things, our view that the Department lacked the requisite authority to implement such a mandate. D.P.U. 96-100, at 68. The Department determined that we also lacked authority to order corporate separation, at least with respect to several of the electric companies that we regulate. Id. Given the limits of our authority, the Department
                   ---
determined that functional separation of generation, transmission, and distribution divisions within an integrated company, with clear, enforceable

----------------------------
/9/ On July 9, 1997, the Company, together with several other parties, submitted an Offer of Settlement ("Settlement") of electric industry restructuring issues. The Department approved the Settlement on January 28, 1998. Boston Edison Company, D.P.U./D.T.E. 96-23 (1998).
            ---------------------
corporate rules of conduct to govern how the divisions interact, is the minimum acceptable approach to corporate structure for the electric companies. Id. at
                                                                        ---
75, 79. However, the Department subsequently reiterated our preference for corporate structures that may afford a utility company the flexibility to accomplish its objectives while furthering the goals of fostering competition and streamlining regulatory review, such as a holding company structure. Bay
                                                                          ---
State Gas Company, D.P.U. 97-24 (1997).
-----------------

     As earlier noted, BECo is the only Massachusetts-based, investor-owned electric utility not already organized in a holding company structure (Companies Brief at 11, Exh. BE-DH-1, at 6). The Companies claim that the regulatory requirements imposed on the Company due to its lack of a holding company structure significantly impair timely access to opportunities in new competitive businesses (Exh. BE-DH-1, at 6). Specifically, Boston Edison could not invest in an entity to pursue competitive activities without prior approval by the Department (id. at 7). By contrast, other Massachusetts utilities that are part
            ---
of holding company systems can finance and support their activities in competitive markets without the same constraints (Companies Brief at 12).

     The Attorney General argues that there is no evidence that suggests that BECo has been unable to pursue competitive ventures because of its present corporate structure (Attorney General Reply Brief at 2). He further argues that notwithstanding the question of whether it was authorized, the Company's joint venture with Residential Communications Network ("RCN") is proof that there have been no impediments.

     The fact that the propriety of the Company's dealings with its affiliates and participation in unregulated activities has been questioned is another consideration that leads the Department to conclude that a holding company structure is appropriate for this Company, under certain conditions./10/ The corporate form used to engage in unregulated activities should be that which insulates ratepayers from the financial performance of such activities to the greatest extent possible, and does not undermine the robustness of competition in the unregulated arena. The Department determines that the Company's proposed holding company structure would provide the appropriate degree of protection through structural separation, and thus is preferable to relying on functional separation through pure cost allocations within a corporate entity, as the way to insulate ratepayers from the risks inherent in a utility's engaging in both regulated and unregulated businesses. As stated by FERC, the proposed corporate structure, by separating the cost impacts of non-utility operations from utility costs and revenues, should facilitate regulatory monitoring of possible cross-subsidization between regulated and non-regulated businesses. Boston Edison Company and BEC Energy,
                                        ------------------------------------
Order Conditionally Authorizing Disposition of Jurisdictional Facilities to Implement a Corporate Restructuring, 80 FERC (P) 61,274, at 61,992 (1997).

      The Department determines that through formation of a holding company, BEC Energy, like other Massachusetts utility holding companies, will be able to pursue unregulated business opportunities in competitive markets without the delays inherent in the regulatory process. This will allow BEC Energy to respond to competitive forces and pursue unregulated business opportunities in a timely fashion. We further find that the holding company structure will allow the use of financing techniques, including joint ventures and financial guarantees, that are more suited to the particular

----------------------
/10/ The Department emphasizes that, in reaching this conclusion, we need not make a finding regarding the issue of the propriety of past transactions. It is sufficient that the issue is raised. Even if the Department were to determine at the conclusion of D.P.U. 97-95 that no impropriety exists with respect to the Company's past transactions, we cannot ignore our responsibility to serve the public interest by not establishing safeguards against the potential abuse that might occur.

requirements, characteristics and risks of the unregulated operations without affecting the capital structure or creditworthiness of Boston Edison, and thus the risks to its ratepayers.

     C.   Specific Considerations
          -----------------------

     The Department has developed a nine-factor test to examine the benefits and costs of a proposed merger of utility companies. D.P.U. 93-167-A (1994). Because the standard of review was designed to apply to mergers between operating companies or acquisitions by one company of another, not all of the factors are relevant to or determinative of the issues raised by this holding company proposal. In considering the special circumstances of this proposal, the Department's analysis focuses on the following factors: (1) impact on rates; (2) impact on the quality of service; (3) impact on competition; (4) the financial integrity of the post-merger entity; (5) societal costs; (6) impact on economic development; and (7) alternatives to the merger or acquisition.

               1.   Impact on Rates
                    ---------------

     The Union argues that the Company has not proposed any rate decrease or demonstrated cost savings to the regulated utility as a result of creating a holding company (Union Brief at 8). However, the Department may find that a proposal is consistent with the public interest if, upon consideration of its significant aspects viewed as a whole, the public interest is at least as well served by approval of the proposal as by its denial. Boston Edison Company,
                                                      ---------------------
D.P.U. 850 (1983). Thus, the Companies need not demonstrate that BECo's rates will decrease upon the formation of the holding company, but that the rates will not be adversely affected.

     The Union also claims that to the extent that the approval of the holding company serves as an incentive for the Company to allocate common costs to the regulated utility first, its rates will be negatively affected (Union Brief at 8, citing Exh. AG-107, at 19-22). Further, Cablevision contends that the
   ------
Company's ratepayers would be negatively affected by this proposal to the extent that the

Company transfers the costs of unregulated company operations to ratepayers and that BECo's assets and capital are diverted to its competitive affiliates (Cablevision Brief at 10). The Union suggests that no form of qualifications on the holding company can adequately mitigate these risks (Union Brief at 9). The Department disagrees.

     The formation of a holding company, assuming the adoption of appropriate safeguards by the Department, need have no adverse impact on Boston Edison's rates because BECo will continue to operate and be regulated in virtually the same manner as under the current structure. The Companies' proposal is not a merger whereby two entities seek enhanced efficiency through the elimination of duplicate services and departments. In the instant case, the regulated business of BECo will operate the same before and after the formation of the holding company. In the short term, the Company's rates are established pursuant to the terms of the Settlement as approved by the Department. D.P.U./D.T.E. 96-23, Compliance Filing Approval (1998). Thereafter, any adjustments to the Company's rates will be subject to the same regulatory scrutiny applied today. See G.L.
                                                                      ---
c. 164, (S) 94. The public will be held harmless in accordance with the standard in Boston Edison Company, D.P.U. 850, at 8 (1983). In addition, as
            ---------------------
discussed below, the Department will ensure through appropriate safeguards that ratepayers will not pay increased rates due to cross-subsidization or excessive dividend payments, and the Department's ability to ensure compliance with these safeguards is in fact enhanced under a holding company structure.

               2.   Impact on Quality of Service
                    ----------------------------

     The Union cites BECo's alleged poor past performance in support of its proposition that as the Company diverts resources to new ventures, the quality of service will suffer even more (Union Brief at 9-10). The Attorney General shares the Union's concern if the Company's resources were to be diverted to non-utility businesses (Exh. AG-107, at 28). The Union posits that the pending proposal, in connection with the approval of the Company's Settlement, will lead to a "downturn in employment" by BECo (Union Brief at 11). According to the Union, the level of staffing for the Company is tied to quality of service (id.).
 ---

     In response, the Company states that as its core mission, it will remain committed to providing exceptional service to its electricity customers (Companies Brief at 34). In addition to the general regulatory safeguards for quality of service provided by the General Laws, the Company notes that by the terms of the Settlement, the Company agreed to implement certain ratepayer protections in the form of performance benchmarks that will apply solely to the Company (Companies Brief at 34).

     The Company has stated that its desire to enter other business ventures is driving, at least in part, the present proposal to restructure its corporate organization (Exh. BE-DH-1, at 6-7). The Department recognizes that as a regulated utility enters new areas of unregulated business the potential exists for the diversion of the regulated utility's resources to the unregulated business, resulting in degradation of service quality. Likewise a potential exists that the less profitable resources of an affiliated unregulated company may be transferred to the regulated business leading to poor service quality in the regulated business. However, in the present situation, the Department determines that adequate means and safeguards exist to promote improvement and to protect against a degradation in the Company's quality of service.

     First, in approving the Company's Settlement, the Department found that the performance-based regulation features of the Settlement provide ratepayers with a level of protection against a decline in service standards by ensuring historic levels of reliability and customer service. D.P.U./D.T.E. 96-23, at
55. The Department finds here that the performance benchmarks included in the Settlement provide a strong incentive for the Company to ensure that its ratepayers will be protected as the Company explores energy and other related ventures upon formation of a holding company. Second, the Department anticipates a generic proceeding to review and establish new service quality standards applicable for all regulated electric distribution companies. The Department's approval of the Settlement was based in part on the Company's conceding to be governed by any generic standards the Department establishes. Id. at 54-55. Therefore, the Department concludes that
                        --
the formation of a holding company need not and likely will not have an adverse effect on quality of service.

               3.   Impact on Competition
                    ---------------------

     This D.P.U. 93-167-A factor contemplates an analysis of the competitive impact in the electric service market. In determining the scope of this proceeding, the Department declined to broaden our standard of review to include anything other than an analysis of competition in the electric service market. October 10 Interlocutory Order at 10. FERC has found that the Company's proposal will have no adverse affect on competition. 80 FERC (P) 61, 274, at 61,994. FERC reasoned that although a change in ownership would occur, no change in the operation of the Company's facilities or other inputs that could be used for an anti-competitive effect should result. Id. The Department
                                                       ---
similarly determines that no adverse impact on competition in the electric industry would result from the approval of the Companies' proposal. On the contrary, the Department determines that the effect on competition would be positive. As noted above, the Department has encouraged this type of corporate structure to maintain clear lines between and among competitive and non-competitive business ventures. Further, corporate separation of the Company's energy marketing enterprise, EnergyVision, from its regulated business would ensure a more level playing field for participants in the electric market. The Department notes that such structural separation of marketing affiliates is also mandated by the Restructuring Act. St. 1997, c. 164, (S) 193 (G.L.c. 164, (S)
1C)).

     The Company agrees that an analysis of the impact of the proposal on competition generally in emerging competitive markets for energy and other related services is also appropriate (Companies Brief at 29). According to the Companies, the public will be best served if all participants in these markets have an equal opportunity to compete for market opportunities -- that is, without regulatory barriers impeding some participants in the market more than others (id. at 29-30). In the Companies' view, the public benefits from
        ---
additional entrants in a competitive market because the array of available goods and services will be wider (id. at 30).
                            ---

     The Union argues that the Company has not established that it brings anything new to the unregulated markets it seeks to enter (Union Brief at 14). Cablevision and NECTA argue that competition is not served by the participation of an entity that uses its monopoly position in a regulated market to gain advantages in the competitive market (Cablevision Brief at 11; NECTA Brief at 21).

     Having ruled the issue beyond the scope of the proceeding, the Department did not develop a record on the impact on competition in other industries. To do so would have been impracticable given the vast array of markets a company may choose to pursue and the number of interests involved.

               4.   The Financial Integrity of the Post-Merger Entity
                    -------------------------------------------------

     The Department determines that no change to the "financial integrity" of the utility under a holding company structure is likely to occur. The major difference between the current structure of BECo and the proposed holding company structure will be the accounting treatment of the utility. The Department agrees with the positions set forth by the Union, Attorney General and DOER that there may be additional risk to ratepayers upon formation of the holding company (Union Brief at 15-16; Attorney General Brief at 28; DOER Brief at 18-19). Diversification, without appropriate ratepayer protections, could possibly result in an increase to the overall risk profile of the Boston Edison corporate family. The Companies suggest that this risk is the same as that currently faced, without adverse consequences they add, by virtually all ratepayers of other Massachusetts electric utilities, since those utilities are already part of holding company systems (Companies Brief at 35). The Department is not persuaded by this argument. While other companies may face the same risk, the Department must determine whether such risks are appropriate for the Company's ratepayers. They are not.

     The Companies believe that the risks of increased diversification into energy and other related businesses should be borne by shareholders, not ratepayers (id.). The Department shares this belief. Thus, the Department
            ---
determines that formation of a holding company will not affect the financial stability of the post-merger entity as long as appropriate safeguards are established to protect ratepayers from the risks inherent in increased diversification. These safeguards are discussed in Section VI, below.

               5.   Societal Costs
                    --------------

     An analysis of this factor focuses on the public benefits anticipated by a proposal, and specifically looks to the impact on employment. D.P.U. 93-167-A at 8. The Companies claim that one of the direct benefits attributable to its proposal is an increase in employment in the greater Boston Area (Companies Brief at 32). The Companies argue that the Department's analysis of the impact on employment should not be so narrow as to consider only union jobs at the Company. As an example, the Companies state that if the proposal creates five non-union jobs, even while deregulation and divestiture activities cause the loss of three union jobs, the net impact on jobs would be positive (id.). The
                                                                    ---
Companies note that whether or not a holding company is formed, divestiture of the Company's generating assets will result in lost jobs (id. at 33). However,
                                                          ---
the Companies claim that formation of a holding company will allow Boston Edison to adapt and thrive in a restructured electric industry, and thereby mitigate some of the societal costs of lost jobs by creating other new jobs (id.). Thus,
                                                                    ---
according to the Companies, although a merger or acquisition typically results in some loss of jobs where two companies possess redundant capacities, formation of a holding company may create employment opportunities for displaced utility workers (id.). In response to the Union's suggestions that the Company should
         ---
be limited to activities in the wires business, the Companies state such a course is likely to result in further employment reductions (Union Brief at 18; Companies Brief at 32).

     The Department is persuaded by many of the Companies' arguments. While the Department is concerned about the welfare of union workers, our analysis of the proposal's impact on employment must encompass employment issues of the public in general and not focus on union employees alone. The dislocation of employees anticipated and acknowledged by the Companies is a result of the divestiture process and not of the holding company proposal./11/ While not a determinative factor here, given the Companies' plans to enter into new markets, employment opportunities may be created thus mitigating any negative affect divestiture may have on employment.

               6.   Impact on Economic Development
                    ------------------------------

     The Companies claim that one of the most significant public benefits of their holding company proposal is its impact on economic development (Companies Brief at 28). The Companies assert that direct benefits include an increase in employment in the greater Boston area and an increase in the quality and quantity of goods and services offered to the public (id.). According to the
                                                      ---
Companies, indirect benefits flow from the joint ventures and ripple through the economy as well (id.). However, the Attorney General and Union assert that the
                 ---
record is devoid of any evidence that a holding company is necessary for the creation of economic development (Attorney General Reply Brief at 4; Union Reply Brief at 5).

     Forecast of economic development resulting from any action can never be certain. However, the Department recognizes that economic development is affected by, among other things, changes in employment opportunities, levels of wages, and the quality of goods and services offered. The Department has determined, above, that the Companies' proposal likely would not have a negative impact on employment. Moreover, the Department has determined that the quality of the Companies' service would not suffer as a result of implementing this proposal. Given these findings, the Department determines that there would appear to be no real likelihood of negative impact on economic development as a result of the formation of the holding company. Thus, the D.P.U. 850 standard underlying D.P.U. 93-167-A is satisfied.

               7.   Alternatives to the Merger
                    --------------------------

-------------------------
/11/ The Department notes that the Restructuring Act provides certain protections for union employees. See e.g. St.
                                        --- ----

     When a utility requests approval for a traditional merger or acquisition, the Department may review many alternatives, including other acquisition or merger partners, creation of affiliates and reorganization of existing assets. The Companies contend that in the instant proceeding, the only alternative to the formation of a holding company is the status quo (Companies Brief at 35). The Union, arguing that the Companies failed to analyze any alternatives, imply that as an alternative to the holding company the Company could pursue expanding its transmission and distribution system (Union Brief at 19). During cross-examination of the Companies' witnesses, the Union seems to suggest that the Companies should consider divesting BECo's other ventures (Tr. 1, at 125-126).

     The Department stated that analysis of this factor would not focus on alternatives to the Company's joint ventures but rather on alternatives to the holding company proposal. December 12 Interlocutory Order at 7-9. The Department finds that no intervenor has suggested any practical alternative to the holding company structure that brings any of the benefits of structural separation to the public and the Company's ratepayers. As discussed above, the Department considers the public interest to be served by allowing new entrants into competitive markets. We concur with the Companies that reducing the number of market participants, particularly those with expertise in energy production and service, is not likely to be in the public interest (Companies Brief at 36).

--------------------------------------------------------------------------------
1997, c. 164, (S) 193 (G.L. c. 164, (S) 1E(a).

     D.   Conclusion
          ----------

     Based on the foregoing, the Department determines that the holding company structure is appropriate for the Company. However, the Department has some specific concerns given the potential for abuse inherent in this structure that would be addressed by the imposition of certain conditions on the Companies' formation of a holding company. Accordingly, we find that with appropriate conditions, the public interest will be served by the approval of the Companies' proposal. We address these conditions in Section VI.

 VI. CONDITIONS OF APPROVAL
     ----------------------

         A. Dividend Policy
            ---------------

            1.   Introduction
                 ------------

     Under the current corporate structure, BECo pays dividend to its shareholders and may not, without Department approval, reinvest its earnings in its unregulated businesses. However, under the proposed holding company structure, BECo would pay dividends to BEC Energy which may choose to invest some or all of the dividend income received from BECo into its non-utility subsidiaries without Department approval, retain it, or disburse it to its own shareholders as dividends. The issue is whether the Department should condition the approval of the holding company proposal on the Company's adopting a particular dividend policy.

     The Companies state that "[i]t is appropriate for the Department to consider safeguards to assure that only the appropriate level of funds is transferred from the regulated utility business to BEC Energy" (Exh. BE-DH-1, at 13). In order to address these potential concerns, in their initial filing, the Companies state that BECo's dividend policy will be established by BECo's Board of Directors only and that the Board of Directors would give first priority to the capital needs of the regulated utility (Exh. BE-DH-1, at 13). In their brief, the Companies provide a revised proposal pursuant to which the Company would not be able to declare dividends greater than income available for common dividends, based on a rolling three year average, if the common equity falls below 30 percent of the total capital structure and its bond rating falls below investment grade (BECo Brief at 53).

               2.   Positions of the Parties
                    ------------------------

     The intervenors assert that there is a greater risk of excessive dividend payments under the proposed holding company structure than under the current corporate structure (Attorney General Brief at 24; DOER Brief at 18; NECTA Brief at 35-36; Cablevision Brief at 24). According to the intervenors, the potential for high growth in the unregulated businesses in which BEC Energy is expected to be involved is likely to put pressure on BECo to increase its dividend payments to BEC Energy (DOER Brief at 18-19; NECTA Brief at 35-36; Cablevision Brief at
24). The intervenors argue that this problem could be exacerbated by the overlap of directors of BECo and BEC Energy because of a conflict in their fiduciary duties towards the two companies, resulting in the interests of BEC Energy taking precedence (Attorney General Brief at 25; DOER Brief at 18).

     Some intervenors recommend restrictions on the level of dividend payments by BECo to BEC Energy (Cablevision Brief at 24-25; Attorney General Brief at 26-27, DOER Brief at 19). Cablevision recommends that the dividend payout ratio of BECo be subject to an upper limit of 78.6 percent, which is equal to the average plus one standard deviation of the historical levels of the dividend payout ratio/12/ (Cablevision Brief at 25). The Attorney General and DOER recommend that the Department should require the Company to obtain Department approval any time its dividend payments exceed 100 percent of its net income in any year (Attorney General Brief at 26-27, DOER Brief at 19).

--------------------
/12/ The dividend payout ratio is calculated as the dividends per share paid by the utility divided by the utility's earnings per common share.

     The Company asserts that the Attorney General's and DOER's positions requiring Department approval for dividends greater than net income in any year places unnecessary restrictions on the Company when more appropriate remedies exist (BECo Brief at 51). Specifically, the Company states that its dividend policy is reviewed during rate case proceedings, and the Department can adjust rates and rectify any harm to ratepayers due to an improper dividend policy (BECo Brief at 51). The Attorney General points out that there can be long periods between rate cases which could result in an unacceptable delay in the review of the Company's dividend policy (Attorney General Reply Brief at 8).
The Company responds that the Department could review its dividend policy during the review of the annual filings made pursuant to its Restructuring Settlement in order to review its rate of return (BECo Brief at 52).

     The Company further asserts that its revised proposal regarding dividend payments is "basically consistent" with the Attorney General's proposal (BECo Brief at 53). According to the Company, the Attorney General is concerned about the level of dividends because it could result in a less than reasonable equity ratio, causing financial harm to BECo (BECo Reply Brief at 16). The Company argues that its revised proposal ensures that the equity ratio will be maintained at a reasonable level because BECo could only make a dividend payment in excess of net income in a given year if its equity ratio remains above 30 percent (BECo Reply Brief at 16).

               3.   Analysis and Findings
                    ---------------------

     The Department is not persuaded at this time by the intervenors' arguments for restricting the level of dividend payments by BECo to BEC Energy under the proposed structure. Traditionally, the level of dividend payments is the prerogative of the management of the company. The decision to pay dividends and the total amount to be paid is made by the firm's board of directors, after taking a number of factors into consideration. Among these factors are legal constraints, capital structure concerns, earnings stability, taxes, and the fact that management may use its dividend policy as a way of providing signals to investors about the utility's financial strength and future profit potential. Moshe Ben-Horim, Essentials of
                                                                 -------------
Corporate Finance at 337-340 (1987). After considering all these factors, a
-----------------
utility may decide that a certain level of dividend payments, regardless of its earnings, is necessary to accomplish its financial goals. In addition, for some companies with historically moderate levels of growth, such as electric utilities, maintaining a consistent and uninterrupted level of dividend payments might be necessary for keeping and attracting sufficient levels of equity capital. Further, once a dividend payment level has been established, other variables such as earnings and common shares outstanding will contribute to the reported level of the payout ratio for any given year. Specifically, even if a company maintains a consistent level of dividend payments over time, lower earnings could increase the payout ratio above the historical average, or even above the 100 percent level.

     In rare circumstances in the past, the Department has put restrictions on the level of dividends payments or related items for a company. However, this has been done to protect the financial integrity of companies that were already in a financially difficult condition. East Northfield Water Company,
                                       -----------------------------
D.P.U./D.T.E. 97-36, at 6 (1997); see also Blackstone Gas Company, D.P.U. 1135,
                                  --- ---- ----------------------
at 7, 23 (1982). In the current proceeding, restrictions on BECo's dividend payments would not be appropriate because the Company's financial health is not in jeopardy. Further, the Company's actions have not been such that restrictions that would reduce the Company's flexibility and infringe on its management's prerogative are warranted. The Department notes that other holding companies in the Commonwealth are not subject to restrictions on the level of dividends paid by the regulated entity to the parent company. Without evidence that the Company's actions with respect to dividend policy were harming BECo, imposing such restrictions on BECo alone would be unduly discriminatory. Therefore, the Department declines to adopt any of the proposed dividend restrictions.

     Finally, the Department acknowledges the intervenors' concerns about the overlap of directors of BECo and BEC Energy. However, the Department notes that this overlap does not reduce the fiduciary responsibility of the Board of Directors of BECo to give first priority to the capital needs of the regulated utility and to protect its financial integrity. The Department will monitor the dividend payments by BECo and BEC Energy, and therefore directs the Company to report the level of payments to the Department whenever dividends are declared. If a pattern of inappropriate levels of dividend payments threatens to emerge, the Department will investigate and could impose restrictions at that time, if necessary. For the reasons given above, the Department finds that no restrictions on dividend payments unique to BECo are necessary at this time.

          B. Cost of Capital
             ---------------

     The Attorney General asserts that if BEC Energy issues its own debt and equity to finance unregulated investments, then BECo's cost of capital may be affected (Attorney General Brief at 27). The Attorney General argues that the cost of service for BECo's ratepayers should not be affected by BEC Energy's investments in other affiliates (Attorney General Brief at 27). The Attorney General recommends that the Department require that in future rate cases, BECo establish that its cost of capital has not increased due to BEC Energy's unregulated activities, and that if there is any increase in the cost of capital for BECo it should not be passed on to ratepayers (Attorney General Brief at 27-
28). The Department understands the Attorney General's concern and would not allow BECo to pass on to ratepayers any increases in its cost of capital due to BEC Energy's investments in non-utility activities. We will not, however, require the Company to prove a negative as the Attorney General has suggested (id.). Further, the Department reaffirms its long-standing policy of
----
determining an
operating utility's cost of capital on a stand-alone basis, and not on the basis of the holding company's cost of capital.

     C.   Asset Transfers
          ---------------

          1.   Description of Company Proposal
               -------------------------------

     In their initial filing, the Companies stated that, as a condition of the merger, BECo would agree that any transfers of utility-related rate base assets to its unregulated affiliates would be made only at the higher of net book value or fair market value (Exhs. BE-DH-1, at 13; AG-42). In the case of transfers of assets from unregulated affiliates to BECo, the Companies stated that such transfers would be priced at a rate no higher than market value (Exh. BE-DH-1, at 13). The Companies also proposed that, in the case of employee services provided to its affiliates, these services would be priced at cost (Exh. BE-WF-1, at 5; Tr. 2, at 56-57). In the case of transfers of intangible assets, such as the value of BECo's name or goodwill, the Companies stated that these would be considered on a case-by-case basis (Exh. DPU-56). During the evidentiary proceedings, the Companies recognized that if certain assets, such as leases or rights to employee services, could be shown to have a value greater than the cost to BECo, then these services would be appropriately priced at market value (Tr. 1, at 56, 151, 153, 200-201). Nevertheless, the Companies anticipated that most transactions would continue to be billed at cost (Tr. 1, at 201).

     The intervenors propose that the Companies be subject to an asset pricing policy whereby any asset transfers, or provision of goods and services, by BECo to its affiliates be priced at the higher of the Company's cost or fair market value, with any transfers from an affiliate to the Company priced at the lower of the affiliate's cost or fair market value (Exhs. AG-107, at 3-4; DOER-FC-1, at 3-4). The intervenors seek to apply their proposed pricing policy to both tangible and intangible assets, including goodwill and employee services (Exhs. AG-107, at 11-13; DOER-FC-1, at 5-8).

          2.   Analysis and Findings
               ---------------------

     In determining the appropriate asset transfer policy, if any, to impose as a condition of approval, the Department evaluates the following specific proposals advocated during this proceeding: (a) imposing a "zero transaction" policy; /13/ (b) establishing an appropriate pricing method; (c) addressing prior asset transfers made by the Company; (d) requiring prior approval for future asset transfers; (e) including intangible assets in the asset transfer policy; (f) including employee transfers and services in the asset transfer policy; and (g) including non-rate base assets in the asset transfer policy.

               a.   Zero Transaction Policy
                    -----------------------

     Cablevision maintains that the Department must retain its authority to impose a "zero transaction" rule upon BECo and its affiliates, especially if the Department's ongoing investigation in D.P.U./D.T.E. 97-95 demonstrates that the Company has violated the Department's order in Boston Edison Company, D.P.U. 93-
                                               ---------------------
37 (Cablevision Brief at 14-15). At a minimum, Cablevision urges the Department to adopt a zero transaction rule pending the outcome of the investigation in D.P.U./D.T.E. 97-95 (id. at 14-15). In the alternative, Cablevision argues that
                     ---
BECo must be prohibited from engaging in any affiliate transactions other than purchases and sales made under tariff, except in very limited circumstances (id.
                                                                             ---
at 15).

     Cablevision cites on brief two New York Public Service Commission decisions in which a zero transaction rule was adopted as part of settlement agreements.

Brooklyn Union Gas Co., 173 P.U.R. 4/th/ 339, 1996 WL 583720 (N.Y.P.S.C. 1996);
----------------------
Rochester Telephone Co., 160 P.U.R. 4/th/ 554, 1994 WL 728535 (N.Y.P.S.C. 1994).
-----------------------
The Department notes that these provisions were entered into as a result of settlement negotiations, and intended, at least in part, to allay what appears to be long-
standing concerns of the New York Commission about holding companies.
Rochester Telephone Company, 160 P.U.R. 4th 554 at 561.  As discussed in Section
---------------------------
V.B, above, the Department does not share the New York Commission's concerns about holding companies, generally, and considers that the existence of holding companies is not, in and of itself, inimical to the interests of ratepayers. 1932 Annual Report of the Department to the Legislature at 7; see also Bay State
                                                              --- ---- ---------
Gas Company, D.P.U. 97-24, at 25 n.8 (1997); Electric Restructuring, D.P.U. 96-
-----------                                  ----------------------
100, at 69-70 (1996).

     The Department has acted to restrict a utility's dealings with affiliates to prevent abuses in affiliate transactions. Fitchburg Gas and Electric Light
                                              --------------------------------
Company, DPU 16113-B at 4 (1970) (activities of unregulated subsidiaries
-------
restricted as initial step towards merger). The Department notes that it has ample authority to review and proscribe a distribution company's relationship with its affiliates, particularly where such transactions may have ratemaking implications. G.L. c. 164, (S)(S) 76A, 76C, 85, 85A, 94A, 94B, 94C; see
                                                                     ---
Standards of Conduct, D.P.U. 96-44, at 7 n.5 (1996); Electric Industry
--------------------                                 -----------------
Restructuring, D.P.U. 95-30, at 40-43 (1995).  The Department's scope of
-------------
authority seems broad enough to impose a zero transaction rule upon utilities and their affiliates, where a pattern of abuse appears and where imposition of such a prohibition is proportionate to the offense and is in the public interest. It is a remedy to be applied only when the utility's actions warrant such treatment.

     While Cablevision advocates that the Department impose a zero transaction rule or a modified version upon BECo pending the resolution of D.P.U./D.T.E. 97-95, the Department has stated that the present case can proceed without abandoning our legitimate authority with respect to the investigation in D.P.U./D.T.E. 97-95 if those allegations are proved to be true. See Section II,
                                                                 ---
above. The Department finds that approval of the Company's petition will not adversely affect our

--------------------------------------------------------------------------------
/13/ Under a "zero transaction" rule, the Company would be prohibited from engaging in any tranactions with any of its ability to oversee the transactions between BECo and its affiliates. Given this finding, the Department considers Cablevision's proposal to be unduly restrictive. Therefore, the Department declines to adopt Cablevision's proposed zero transaction rule, or alternative restriction.

               b.   Pricing Method
                    --------------

     The Attorney General, DOER, Cablevision, and NECTA contend that, in order to prevent cross-subsidization of nonutility affiliates by BECo, any asset transfers, or provision of goods or services, by BECo to its affiliates should be priced at the higher of the cost to the Company or the fair market value (Attorney General Brief at 13-14; DOER Brief at 16-26; Cablevision Brief at 15-16; NECTA Reply Brief, at 2). With respect to transfers from affiliates to BECo, the Attorney General proposes that these asset transfers be priced at the lower of the cost to the affiliate or the fair market value (Attorney General Brief at 17). DOER concludes that the Department should condition any approval of a holding company on the requirement that all transfers from BECo to its unregulated affiliates be priced at the higher of book or market value, except that, with the prior approval of the Department, transfers may be made for a price less than cost but no less than market value (DOER Brief at 26).

     In response, the Companies contend that their proposed policy of pricing rate base assets transferred to affiliates at the higher of net book value or fair market value maximizes the value of the transferred assets and ensures that ratepayers who supported those assets receive the benefit of any associated gains (Companies Brief at 54). The Companies argue that their proposed affiliate-to-utility transaction pricing policy of a rate no greater than fair market value would provide BECo with flexibility to deal with affiliates at arms'-length and ensure that the affiliate is not subsidized by an above-market price (id. at 59). The Companies argue that the intervenors' proposed
       ---
affiliate-to-utility

--------------------------------------------------------------------------------
      affiliates, except in precisely-defined circumstances (Cablevision Brief at 14).

pricing policies would unfairly preclude BEC Energy's affiliates from dealing with BECo, possibly to the detriment of ratepayers (id. at 60). The Companies
                                                    ---
reason that an efficient affiliate whose costs were below market, but sold at market, would not rationally deal with BECo if it could only sell at cost (id.).
                                                                           ---
Consequently, the Companies claim that BECo would be unable to purchase the services from the affiliate, even if it were willing to pay market rates for the service (id.).
         ---

     Department policy has required that asset transfers from regulated companies to affiliates not subject to rate base regulation be priced on the basis of the market value of the asset at the time of the sale or transfer. New
                                                                             ---
England Telephone and Telegraph Company, D.P.U. 86-33-G at 204-205 (1989));
---------------------------------------
Commonwealth Electric Company, D.P.U. 88-135/151, at 90-94 (1988); New England
-----------------------------                                      -----------
Telephone and Telegraph Company, D.P.U. 86-17, at 15 (1986).  This policy
-------------------------------
anticipated that market value of a distribution company's asset would be higher than the book value and ensured that ratepayers were not deprived of the potential gain that could be realized if the transfer had been to an unrelated third party. The development of electric restructuring now demonstrates that utility assets may have a higher book than market value. In order to protect ratepayers from bearing the burden associated with above-market costs, the transfer of assets in rates to an affiliate should be at the higher of net book or market value. Accordingly, the Department finds that any sale or transfer of assets in rates from BECo to its unregulated affiliates must be priced at the higher of net book or fair market value.

     Turning to the Companies' proposed affiliate-to-utility transfer policy, a review of Department precedent indicates that the specific issue of affiliate-to-utility transfers has not been previously addressed. However, the Department has addressed other issues related to services provided by affiliates, and these cases provide assistance in determining the issue at hand. Specifically, the Department has found that, in order for payments to affiliated companies to qualify for inclusion in rates, the utility must demonstrate that its affiliated charges (1) represent activities specifically beneficial to the utility and not duplicative of work being directly performed by that utility; (2) are at a competitive and reasonable price; and (3) are allocated according to a cost-effective and nondiscriminatory formula. NYNEX, D.P.U. 94-50, at 339 (1995); Oxford Water
                           -----                               ------------
Company, D.P.U. 88-171, at 17 (1989); AT&T, D.P.U. 85-137, at 51-52
-------                               ----
(1985). Applying this policy to affiliate-to-utility asset transfers, the Department concludes that a price no greater than fair market value meets the conditions prescribed above. In this way, the Company can deal with its affiliates without the risk of anti-competitive behavior or pricing abuse by the affiliate. Imposing a rule requiring transfers from the affiliate to the distribution company to be at no more than book value is likely to preclude the professed intent of capturing all benefits of integration for customers of the regulated firm. An unregulated firm is unlikely to transfer property to the utility at book value if it could sell that property on the market for a higher price. Accordingly, the Department finds that any asset sales or transfers from BECo's unregulated affiliates to the Company must be priced at no greater than fair market value.

               c.   Prior Asset Transfers
                    ---------------------

     Cablevision and NECTA fault the Companies' proposed asset transfer policy for their failure to take into consideration prior asset transfers (Cablevision Brief at 1, 5; NECTA Brief at 32). Therefore, NECTA proposes that its proposed asset transfer policy be applied to all rate base assets that the Company transferred to BEC Energy or any affiliate prior to the date of the Department's decision in this case (NECTA Brief at 33). Cablevision urges the Department to defer its decision in this case until the resolution of D.P.U./D.T.E. 97-95 (Cablevision Brief at 6). The Companies characterize Cablevision's and NECTA's proposals as beyond the scope of this proceeding, self-serving, and devoid of any analysis (Companies Reply Brief at 3-6).

     The Department has repeatedly stated that any question relative to prior affiliate transactions between BECo and its affiliates is beyond the scope of this proceeding, and is the subject of separate investigation. December 12 Interlocutory Order at 8-9; September 2 Interlocutory Order at 13-14; November 26 Hearing Officer Ruling at 5. The Department is currently examining the Company's prior affiliate transactions as part of D.P.U./D.T.E. 97-95, and will rule on what measures, if any, are appropriate in light of the results of the investigation. Accordingly, the Department declines to adopt NECTA's proposed asset transfer policy governing prior asset transfers.

               d.   Preapproval of Asset Transfers
                    ------------------------------

     The Attorney General contends that the future transfer of assets from BECo to its affiliates, subject to some materiality threshold, should be subject to prior Department approval (Attorney General Brief at 17; Attorney General Reply Brief at 16). The Attorney General argues that, while a rate case proceeding may be an appropriate forum for evaluating the rate impacts of asset transfers, such a proceeding is inadequate for ensuring that such transfers do not negatively affect the Company's ability to provide adequate and reasonably priced service, maximize benefits to ratepayers, minimize after-the-fact disputes about the transfer, and ensure that the relevant information is readily available (Attorney General Brief at 17; Attorney General Reply Brief at 16).

     The Companies argue that the Attorney General's proposal that prior approval be obtained for asset transfers would only serve to hinder transactions that would be beneficial to ratepayers, and that his preapproval process would only serve to maximize speculation on the propriety of the transaction under consideration (Companies Brief at 70-71). Moreover, the Companies contend that the Department's current practice of examining asset transfers as part of rate proceedings would both protect ratepayers from improperly priced transactions and reduce the burden associated with prior approval petitions (id.).
                                                                ---

     The Department is not persuaded that the claimed benefits of preapproval would outweigh the administrative burden associated with a preapproval process and the risk that preapproval proceedings may hinder the Company's ability to obtain the most advantageous terms for asset transfers. Regulatory delay and the potential for abuse of a preapproval process by competitors are not conducive to a utility management's ability to respond to changing market conditions. The Department finds that the propriety and ratemaking treatment of asset transfers are best examined in the context of rate proceedings. Accordingly, the Department declines to accept the Attorney General's recommended preapproval process.

     While the Department has determined that asset transfers are best addressed in the context of rate proceedings, we recognize the inherent problems that may arise from examining the Company's asset transfers on an after-the-fact basis, particularly if a number of years have elapsed since the last rate proceeding. The problems identified by the intervenors concerning the review of utility asset transfers in the context of a G.L. c. 164, (S) 94 rate proceeding are a function of data collection. To remedy the potential problems, the Department hereby directs BECo to provide, as part of its initial filing in future rate case proceedings, detailed information concerning asset transfers made since the end of the test year used in the Company's previous rate case filing. Such information should include, for each asset that has been sold or transferred since the end of the test year used in the Company's previous rate case filing, the following information: (1) a description of the sold or transferred asset;
(2) the original and net book value of the asset; (3) the date of the sale or transfer; (4) the party to whom the asset had been sold or transferred, further identifying whether the acquiring party is an affiliate of the Company as defined by G.L. c. 164, (S) 85; (5) the sale or transfer price of the asset; and
(6) an estimate of the market value of the asset, and the basis for such an estimate. In order to ensure the most reliable market data, the required market value estimates shall be prepared at or near the time the asset is actually sold or transferred. Failure to include this information in the initial rate case filing, without first affirmatively seeking a waiver of the requirement for good cause, will render the filing subject to rejection or dismissal. Western Massachusetts Electric Company, D.P.U. 1300,
                        --------------------------------------
at 12-13 (1983).


               e.   Intangible Assets
                    -----------------

     The Attorney General, DOER, Cablevision, and NECTA emphasize the need to compensate the Company fairly for the use of intangible assets, including goodwill, by its affiliates (Attorney General Brief at 19; DOER Brief at 20-22; Cablevision Brief at 23-24; NECTA Brief at 33). In support of their proposals, the Attorney General and Cablevision maintain that the Restructuring Act requires BECo to mitigate transition costs by amounts received for the use of intangible assets (Attorney General Reply Brief at 14, citing St. 1997, c. 164,
                                                       ------
(S)(S) 189, 193 (G.L. c. 164, (S) 1G(4)); Cablevision Reply Brief at 11). The intervenors also point to regulatory and judicial decisions in Florida, New York, and Oklahoma, which found that ratepayers were entitled to compensation for goodwill (DOER Brief at 21-22; DOER Reply Brief at 14-15). According to DOER, a transfer of goodwill is not materially different from a transfer of interest in real property, and that by allowing affiliates to use the corporate name, BECo is transferring assets akin to real property, right-of-way use, or the services of those employees engaged in work for the unregulated affiliate (DOER Brief at 25). DOER contends that, while compensation for goodwill may have been inappropriate in a regulated market, the development of a competitive energy market gives rise to goodwill for a utility, for which ratepayers must be compensated (id. at 21; DOER Reply Brief at 9, 13). Cablevision analogizes
             ---
goodwill to a fully-depreciated rate base item, for which ratepayers have borne the associated costs and therefore would be entitled to any gains arising from its use by others (Cablevision Brief at 22).

     The Attorney General and DOER state that the record provides some possible methods for the valuation of intangible assets, and the Attorney General suggests that the Department consider basing royalty payments to BECo on a percentage of revenue associated with BEC Energy's joint ventures (Attorney General Brief at 20; DOER Reply Brief at 16). Cablevision proposes that the Department impose a royalty payment on BECo's affiliates for an initial period of three years, to be continued if the Department permits the Company's affiliates to use the Boston Edison name (Cablevision Brief at 24).

     The Companies argue that whether they are labeled as payments for goodwill or the use of intangible assets, the issue of royalty payments is beyond the scope of the proceeding (Companies Reply Brief at 9, citing September 2
                                                     ------
Interlocutory Order). Noting that the California PUC decision was the product of a generic proceeding involving a legion of parties with varied interests, the Companies state that the California commission expressly declined to reconsider its earlier decisions that ratepayers had no claim to the name or reputation of utilities (Companies Reply Brief at 12-13). The Companies conclude that the Department acted properly in finding that the issue of royalties was a broad-based issue of public policy that could not be adequately resolved in this proceeding (id., at 10-11).
            ---

     The Department has previously found that issues concerning royalties represent broad policy issues that are beyond the scope of this proceeding, and more appropriately addressed in another forum. September 2 Interlocutory Order at 14. DOER seeks to distinguish between royalties and goodwill, claiming that royalties represent streams of payments, while goodwill may represent a one-time payment or proxy payment (Exh. DOER-FC-1 at 7). While DOER's argument is plausible on its surface at least, the Department questions the basis for distinguishing goodwill from royalties solely by the number of payments involved in the related transactions. The issue presented here involves compensation for the use of the Company's goodwill, versus the particulars of the compensation mechanism. Moreover, the Department disagrees with DOER's assessment that the advent of competition in the electric industry justifies the recognition of goodwill as a utility asset. Once divestiture has taken place, BECo's core business will be the distribution of electricity (Exh. DPU-53). Even in a restructured industry, BECo's transmission and distribution systems will remain regulated. D.P.U. 95-30, at 28-29. Therefore, the Department finds that the advent of restructuring does not translate into a finding that goodwill payments are warranted for distribution companies.

     In addition to these considerations, the Department recognizes that the unregulated affiliates of other holding companies, including New England Electric Systems, are not required to make goodwill payments to the regulated distribution utility. Imposing such a requirement on BECo's affiliates in this case, without a similar requirement of affiliates of other utilities, raises the concern of inequitable treatment of utility affiliates. Thus, the Department reiterates that the question of compensation for goodwill is a broad-based public question that should be addressed, if need be, in the context of an appropriately noticed generic proceeding.

     Both the Attorney General and Cablevision rely on the Restructuring Act in their positions that, because intangible plant must be considered in evaluating a utility's mitigation efforts, ratepayers must be compensated for the use of BECo's intangible assets by affiliates. General Laws c. 164, (S) 1, defines mitigation as including, among other things, any market value in excess of net book value associated with the sale, lease, transfer, or other use of the assets of the company unrelated to the provision of transmission service or distribution service at regulated prices, including, but not limited to, rights-of-way, property, and intangible assets when the costs associated with the acquisition of those assets have been reflected in the company's rates for regulated service; provided, however, that the [D]epartment shall determine their market values based on the highest price that such assets could reasonably realize after an open and competitive sale ...

St. 1997, c. 164, (S) 189 (emphasis added).
                           --------------

     Contrary to the Attorney General's and Cablevision's interpretation, we find nothing in the Restructuring Act that mandates that utilities capture the benefits of their nonregulated operations to mitigate stranded costs. The statute does not require that all transfers from an electric company to an affiliate recover any excess of market value over book value, only transfers of assets "when the costs associated with the acquisition of those assets have been reflected in the company's rates for regulated service." Even if the Department were to agree with the Attorney General's and Cablevision's interpretation of the Restructuring Act, the determination of whether BECo has mitigated its stranded costs is clearly beyond the scope of this proceeding. Therefore, Department declines to expand its asset transfer policy to intangible assets.

               f.   Non-Rate Base Assets
                    --------------------

     The Attorney General, Cablevision, and NECTA argue that their proposed pricing rule should apply to all assets whether or not they were ever included in rate base (Attorney General Brief at 15-16, citing Interruptible
                                               ------ -------------
Transportation/Capacity Release, D.P.U. 93-141-A at 55-56 (1996); Commonwealth
-------------------------------                                   ------------
Electric Company, D.P.U. 88-135/151, at 93-94 (1989); New England Telephone and
----------------                                      -------------------------
Telegraph Company, D.P.U. 86-17, at 15 (1986); Cablevision Reply Brief at 11;
-----------------
NECTA Reply Brief at 18). While the Attorney General states that he does not propose to automatically credit the Company's ratepayers for any gain on the sale of non-rate base assets, his intent is to reflect such gains on the books of BECo so that the Department may make a determination of whether such gains should be flowed through to ratepayers (Attorney General Reply Brief at 11-12). Similar to their arguments concerning intangible assets, Cablevision points to the Restructuring Act to support its contention that all gains on non-rate base assets must be flowed back to ratepayers (Cablevision Reply Brief at 10-11).

     In response, the Companies argue that the case and statutory law relied upon by the intervenors fail to support their positions (Companies Reply Brief at 23). The Companies contend that the cases cited by the Attorney General clearly stand for the proposition that ratepayers are entitled to gains on the sale or transfer of utility assets if those assets had been included in rate base (id. at 23-25). Furthermore, the Companies maintain that a plain reading
      ---
of the Restructuring Act makes it clear that mitigation obligations do not include non-rate base assets (id. at 24, citing St. 1997, c. 164, (S) 189).
                              ---        ------

     The Department's long-standing policy with respect to gains on the sale of utility property has been to require the return to ratepayers of the entire gain associated with the sale. If utility assets are recorded above-the-line, ratepayers support those assets through the utility's allowed rate of return. Therefore, if the property is later sold by the utility, an adjustment is necessary to flow through to ratepayers the appreciation on assets that they have supported in rates as reflected by a return on the investment. Barnstable
                                                                     ----------
Water Company, D.P.U. 93-223-B at 12-13 (1994); D.P.U. 88-135/151, at 92 (1989).
-------------
This policy also applies to non-utility plant if such plant had ever been previously included in utility plant in service, regardless of the length of time the plant had been treated as plant in service. Western Massachusetts
                                                      ---------------------
Electric Company, D.P.U. 88-250, at 38-39 (1989).
----------------

     In this case, a number of intervenors propose that gains on the sale or transfer of utility assets that had never been placed into BECo's plant in service account be included in the asset transfer policy. The intervenors have misconstrued the Department's precedent on this point: in fact, utility assets that have never been placed into service for the benefit of ratepayers represent shareholder assets for which ratepayers have never borne the associated costs or risks of maintaining. In these situations, the utility's management, acting on behalf of the utility's shareholders, may acquire or dispose of such assets for the benefit of shareholders. See D.P.U. 88-250, at 38 n.3; see also Lowell
                              ---                           --- ---- ------

Gas Company, D.P.U. 19037/19037-A at 17 (1977) (tax benefits associated with
-----------
sale of yacht that had never been booked to company's plant accounts accrue to shareholders, not ratepayers).

     Cablevision cites the Restructuring Act as support of its proposed asset transfer policy. As we have noted in Section VI.C.2.e, above, the Restructuring Act does not mandate that all of the benefits of a utility's unregulated operations be flowed back to ratepayers. Accordingly, the Department declines to expand its asset transfer policy to non-rate base assets.

               g.   Employee Transfers and Services
                    -------------------------------

     The Attorney General, DOER, and Cablevision argue that ratepayers should receive any gain associated with Company transfers of employees to its unregulated affiliates, or services provided by BECo to its affiliates (Attorney General Brief at 18-19; DOER Brief at 22-24; Cablevision Brief at 15). Cablevision argues that the provision of goods or services by BECo to its affiliates should be priced at the higher of the cost to the Company or the fair market value, while transfers from affiliates to BECo should be priced at the lower of the cost to the affiliate or the fair market value (Cablevision Brief at 15). The Attorney General, DOER, and NECTA fault the Companies for failing to seek meaningful measures of the market value of employee services, particularly in view of the Companies' statement during the hearings that at least some transfers should be at the higher of cost or market value (Attorney General Reply Brief at 14; DOER Brief at 23-24, citing Tr. 1, at 56, 151, 153,
                                                ------
200-201; NECTA Brief at 33-34). The intervenors point to decisions by the California, Virginia, and Wisconsin regulatory commissions governing affiliate transactions as support for their proposed pricing policy (DOER Brief at 15-16; Cablevision Reply Brief at 10).

     The Companies argue that the intervenors' proposed employee service and transfer policies would unfairly preclude BEC Energy's affiliates from dealing with BECo, possibly to the detriment of ratepayers (Companies Brief at 60). The Companies reason that an efficient affiliate whose costs are below market, and who sells assets at market value, would not rationally deal with BECo if it could only sell at cost (id.). Consequently, the Companies claim
                                         ---
that it would be unable to purchase the services from the affiliate, even if it were willing to pay market rates for the service (id.).
                                                  ---

     The Department previously has held that employees do not represent company assets. D.P.U. 86-33-G at 209. When a company incurs expenditures on employee training, or when employees enhance the value of their services to the utility beyond the value of their compensation through enhanced learning and experience, ratepayers recoup, in general, at least a portion of the benefits of that employee's training and experience through the employee's service for that company. To the extent that there are any residual benefits from company training and employee expertise, those benefits accrue to the employee, and not the company. In a free labor market, where employees are free to leave one position for another, no compensable interest in them can be acquired. Id.
                                                                        ---
What the intervenors seek would strain even a court's equitable powers.

     The intervenors put forth a number of proposals by which employee transfers could be regulated, including prior Department approval of BEC Energy's new business lines, "cooling-off" periods for affiliate hires, and notifying potential competitors of employees to be transferred so that competitors may make counteroffers to these employees (Tr. 4, at 63-64). These proposals are overly restrictive and, more importantly, either beyond the Department's jurisdiction or inimical to a free labor market. Moreover, even if the Department's authority or discretion extends as far as the intervenors suggest, we decline on policy and discretionary grounds to go so far. Accordingly, the Department rejects the intervenors' proposals governing employee transfers.

     With respect to the issue of employee services, we note that BECo intends to provide these services to BEC Energy and its unregulated subsidiaries under the proposed management services agreement. Accordingly, the Department addresses the issue of employee services provided by BECo to its affiliates in Section VII.C of this Order.

               h.   Conclusion on Asset Transfers
                    -----------------------------

     The Companies have proposed that transfers of rate base assets from BECo to its affiliates be priced at the greater of net book value or fair market value, with transfers from affiliates to the Company priced at a rate no greater than fair market value. In contrast, the Attorney General, DOER, Cablevision, and NECTA have urged the Department to require the pricing of all asset transfers from BECo to its affiliates, including non-rate base assets, intangible assets, and employee transfers and services, at the greater of net book value or fair market value, as well as impose additional restrictions on the Companies. The Department has found that transfers of rate base assets from BECo to its affiliates must be priced at the greater of net book or fair market value, with transfers from affiliates to the Company priced at a rate up to fair market value. Additionally, the Department has found that employee services shall be priced at fully-allocated costs.

     D.   Investment Policy
          -----------------
          1.   Positions of the Parties
               ------------------------

     During the proceeding, NECTA proposed that the Department impose a cap on BEC Energy's investments as a condition of the merger, along with other changes in the corporate organization (NECTA Brief at 39-40). NECTA contends that the Department must condition future investments by BEC Energy in its unregulated affiliates upon prior Department approval (id. at 35). Noting that the
                                           ---
Company's core business is predicated upon reliable distribution service at a reasonable cost, NECTA expresses its concern that BEC Energy will "conscript" the earnings of BECo in order to invest in unregulated affiliates, thereby weakening the Company's financial health to the detriment of ratepayers (id. at
                                                                         ---
36-37).  NECTA advocates the adoption of the policies of the Wisconsin Public

Service Commission, which imposed limitations upon the amount of nonutility investment that could be made by WICOR, Inc. (id. at 38-40, citing WICOR, Inc.,
                                              ---           ------ -----------
83 P.U.R. 4/th/ 639 (Wis PSC 1987 at 641) ("WICOR")).  Specifically, NECTA
                                            -----
proposes that BEC Energy be limited to an investment balance equal to the amount invested as of the date of the Department's decision in this proceeding, noting that this approach provides a more effective safeguard for ratepayers than the dividend policies offered by the Company and other intervenors (NECTA Brief at 37, 40).

     Furthermore, NECTA argues that if the Department approves the Company's holding company proposal, BecoCom, currently a subsidiary of BETG, should remain a direct subsidiary of BECo (id. at 26-27). NECTA reasons that by separating
                             ---
BecoCom's telecommunications and cable services from BETG's energy operations, nonaffiliated energy marketing companies lacking exclusive, long-term rights to the Company's poles and rights-of-way would be able to compete fairly with BecoCom. Such separation would also permit the Department to retain control over future investments in BecoCom (id. at 27). NECTA emphasizes the need to
                                    ---
maintain Department jurisdiction over investment activities in BecoCom, given the ongoing investigations in D.P.U./D.T.E. 97-95, D.P.U./D.T.E. 97-96, and D.P.U./D.T.E. 97-82 (id.). According to NECTA, Department approval of any
                     ---
Company investment in unregulated subsidiaries, such as BecoCom, pursuant to G.L. c. 164, (S) 17A, would not unduly burden BECo (NECTA Reply Brief at 9-10).

     The Companies assail NECTA's proposals concerning BecoCom and future investments by BEC Energy as unnecessary and "blatantly self-serving" (Companies Reply Brief at 5). The Companies maintain that the investment restrictions set forth by the Wisconsin PSC in WICOR were done to maintain that utility's
                              -----
financial integrity, which is the same purpose of the Companies' proposed dividend policy, and that the record is devoid of any discussion of the potential harms or benefits of NECTA's proposed investment restrictions (id.,
                                                                         ---
n.7).  The Companies argue that retaining

BecoCom as a direct subsidiary of BECo would result in less clarity of reporting and less separation of regulated and unregulated activities, and would only serve to hinder and delay competition in the cable industry (id. at 8).
                                                             ---

          2.   Analysis and Findings
               ---------------------

     BEC Energy is a Massachusetts business trust created pursuant to G.L. c. 182 (Exh. BE-DH-5, at 21). As constituted, BEC Energy will not itself operate an electric utility business, but is intended to function as an exempt holding company under the Public Utilities Holding Company Act of 1935 (Exh. BE-DH-5, at 20; 15 U.S.C. (S)(S) 79 et seq.). While G.L. c. 164, (S) 17A confers the
                        -- ----
Department with jurisdiction over investments made by operating utilities, the Department has no jurisdiction over such investments made by holding companies. Massachusetts-American Water Company, D.P.U. 95-41, at 9 (1995). Accordingly,
------------------------------------
the Department rejects NECTA's proposal to impose prior investment conditions on BEC Energy. While the Union expressed its concern that the loss of investment jurisdiction over BEC Energy pursuant to G.L. c. 164, (S) 17A negates the Department's ability to oversee the operations of the Company (Union Brief at 21-22), the Department notes that approval of the holding company proposal would have no impact upon the requirement that BECo receive prior approval of investments made in affiliates. The Company would still need Department approval to make any investment in its affiliates. On this basis, the Department concludes that our ability to regulate BECo's investment decisions remains unaffected.

     Turning to NECTA's proposal that BecoCom remain a subsidiary of BECo, NECTA argues that this is necessary in order to promote fairness for nonaffiliated energy marketing companies. However, the Department finds no evidence in this case that BecoCom's affiliate relationship with the Company results in nonaffiliated energy companies being treated in a discriminatory manner. Moreover, NECTA's proposal would confound the reporting and recordkeeping requirements intended for separation of regulated and nonregulated entities. While NECTA seeks to draw a parallel between HEEC and BecoCom, the Department notes that because HEEC is a regulated Massachusetts electric company, there is a greater nexus between BECo and HEEC than between BECo and BecoCom, and little risk of BECo subsidizing HEEC. Therefore, the Department rejects NECTA's proposal that the Company be required to retain BecoCom as a direct subsidiary.

     E.   Reporting Requirements
          ----------------------
          1.   Positions of the Parties
               ------------------------

     The Attorney General advocates that, in order to avoid any future conflicts on the Department's jurisdiction, any approval of the holding company proposal must be conditioned upon BECo's commitment to provide all necessary information so that the Department may fulfill its statutory obligations (Attorney General Brief at 8). A number of parties proposed to impose specific access and reporting requirements on BEC Energy and its affiliates. In order to facilitate a review of the transactions among BECo, BEC Energy and its unregulated affiliates, Cablevision recommends that the Department require all such transactions be reduced to writing and maintained in separate books and accounts for annual audit by both the Department and an independent auditor, with annual reports detailing all affiliated transactions (Cablevision Brief at 25-26). NECTA recommends that in addition to annual audits, the Department place specific reporting requirements on the Company, BEC Energy, and their affiliates, along the lines of those prescribed in WICOR (NECTA Brief at 40).
                                                   -----
These include (1) separation of investment funds from operating funds, (2) the annual shareholders report, (3) an explanation and description of all affiliates and their relationship to one another, (4) the percentage of assets held by each affiliate, (5) identification of all assets or confidential information with a monetary value or potential monetary value, (6) names of all officers and directors with shared managers and time breakdowns between affiliates, and (7) audited financial statements (id. at 40-41,
                              ---
citing WICOR at 650).  DOER advocates that in any case where BEC Energy
------ -----
has more than a de minimis interest in an affiliate, that affiliate should
                -- -------
be deemed an affiliated company for purposes of Department jurisdiction (DOER Brief at 10).

          2.   Analysis and Findings
               ---------------------

     General Laws c. 164, (S) 76A confers the Department with general supervisory authority over affiliated companies/13/ with respect to their transactions involving the regulated utility. The Department has the authority to inquire into transactions between regulated utilities and affiliated
companies under G.L. c. 164, (S) 85.   See Western Massachusetts Electric
                                       --- ------------------------------
Company, D.P.U. 85-270, at 184 (1986); also see D.P.U. 88-135/151, Interlocutory
-------                                ---- ---                    -------------
Order on Appeal of Hearing Officer Ruling, at 3-5 (October 28, 1988).  This
-----------------------------------------
statute also provides the Department with access to the books and records of BECo and all affiliated companies with respect to transactions involving the utility. General Laws c. 164, (S) 85A provides that contracts between affiliated companies and their regulated utilities must be filed with the Department, and authorizes the Department to order an affiliated company to be joined as a party respondent with its regulated utility affiliate as part of any proceedings entered into pursuant to G.L. c. 164, (S)(S) 93 or 94. General Laws
c. 164, (S) 94B requires Department approval of any contract between affiliated companies and their regulated utilities with a term of one year or more that requires any compensation paid by the utility. Moreover, the

----------------
/14/  Under G.L. c. 164, (S) 85, the Department is authorized to examine the books, contracts, records, documents and memoranda or the physical property of any affiliated company with respect to any relations, transactions or dealings, direct or indirect, between such affiliated company and any company so subject. The word `affiliated company' shall include any corporation, society, trust, association, partnership, or individual (a) controlling a company subject to this chapter, either directly, by ownership of a majority of its voting stock or of such minority thereof as to give it substantial control of such company, or indirectly, by ownership of such a majority or minority of the voting stock of another corporation or association so controlling such company; or (b) so controlled by a corporation, society, trust, association, partnership or individual controlling as aforesaid, directly or indirectly, a company subject to this chapter; or (c) standing in such a relation to a company subject to this chapter that there is an absence of equal bargaining power between the corporation, society, trust, association, partnership or individual and the company so subject, in respect to their dealings and transactions.

Department has prescribed standards of conduct to govern the relationship between regulated utilities and their energy marketing affiliates, including a requirement for separate books between affiliates and the regulated entity. Standards of Conduct, D.P.U. 96-44 (1996); 220 C.M.R. (S) 12.03(14).
--------------------
  Accordingly, the Department finds that it has significant authority over BECo and its affiliated companies.

     The parties in this proceeding consider BEC Energy and its unregulated affiliates to be affiliates of the Company, as defined by G.L. c. 164, (S) 85 (Attorney General Brief at 7-8; Companies Brief at 40-42; DOER Brief at 8-10; Cablevision Brief at 25). At the present time, both BEC Energy and BETG are wholly-owned subsidiaries of the Company, which is itself a stand-alone electric utility, not affiliated with a holding company. As such, neither BEC Energy nor BETG fits the definition of an affiliated company as found in either G.L. c. 164, (S)(S) 85(a) or 85(b). However, the Department's current jurisdiction over BECo's unregulated affiliates, including BEC Energy and BETG, is based on G.L.
c. 164, (S) 85(c). Under the proposed merger, BEC Energy would control the Company through its ownership of the entire outstanding stock of BECo. Therefore, the Department finds that once the merger takes place, BEC Energy would be affiliated with BECo for purposes of G.L. c. 164, (S) 85(a). Massachusetts-American Water Company, D.P.U. 95-118, at 76 (1996). Likewise, as
------------------------------------
a result of the proposed merger, BEC Energy would become the parent of BETG, through the transfer of the Company's interest in BETG to BEC Energy. Accordingly, the Department finds that once the merger takes place, BETG's affiliation with BECo would arise from G.L. c. 164, (S) 85(b).

     With respect to Boston Edison Services, Northwind, and Coneco, the Department notes that these subsidiaries of BETG would be controlled indirectly by BEC Energy through BETG.

Therefore, the Department finds that once the merger takes place, these BETG subsidiaries' affiliated status with BECo would be defined by G.L. c. 164, (S) 85(b).

     Northwind Boston, EnergyVision, and RCN/BecoCom are organized as limited liability companies ("LLCs"), owned in part by unaffiliated entities. /15/ The Department finds that these BETG subsidiaries are, and would remain, affiliates of BECo by virtue of BEC Energy's control of both the Company and BETG. See
                                                                         ---
D.P.U. 88-135/151, Interlocutory Order on Appeal of Hearing Officer Ruling, at 4
                   -------------------------------------------------------
(October 28, 1988).

     DOER urges the Department to adopt a standard that would confer affiliate status on any BEC Energy affiliate in which BEC Energy has more than a de
                                                                       --
minimis interest.  The definition of an affiliated company as found in G.L. c.
-------
164, (S) 85 is unambiguous; the statute does not establish interest above a de
                                                                            --
minimis level as equivalent to control.  Accordingly, the Department declines to
-------
adopt DOER's proposed de minimis standard for defining affiliated companies./16/
                      -- -------
     In order to assist the Department in regulating BECo's affiliate transactions, NECTA has recommended that specific reporting requirements be imposed upon BEC Energy and its affiliates, some of which are not currently required of other holding companies operating in Massachusetts. Imposing such a requirement on BECo's affiliates in this case, without a similar requirement of affiliates of other utilities, raises the concern of inequitable treatment of utility affiliates. The issue of affiliate reporting requirements raises broad policy issues concerning their general applicability to other holding companies and their affiliates. Accordingly, the Department finds that the issue of

-----------------------------------
/15/ Unicom Thermal Technologies, Boston owns 25 percent of Northwind Boston (Exh. UWUA-59). Boston Energy Services owns 50 percent of EnergyVision, with the remaining 50 percent owned by Williams Energy Services; and BecoCom owns 49 percent of RCN/BecoCom, with RCN Telecom Services owning the remaining 51 percent (id.).
                                ---
/16/ General Laws c. 164, (S) 85 sets control or absence of equal bargaining power as the threshold for affiliates within the ambit of Department regulation. The notion of a threshold based on an interest that is merely de minimi s (or "trifling," to use the common definiens) would distort
      -- -------
      Section 85. Black's Law Dictionary (6th ed.).

reporting requirements is more appropriately addressed as part of the Department's standards of conduct proceeding, D.P.U./D.T.E. 97-96.

     F.   Information Sharing
          -------------------
          1.   Positions of the Parties
               ------------------------

     NECTA argues that, as a condition of the proposed holding company, the Company be prohibited from sharing customer-specific information with its affiliates (NECTA Brief at 41-42). NECTA contends that by imposing this condition independently of the Department's Standards of Conduct, 220 C.M.R.
(S)(S) 12.00 et seq., the Department would create a strong deterrent against
             -- ----
violations by BECo, thus providing a significant safeguard for ratepayers and competitors (id. at 42).
             ---

          2.   Analysis and Findings
               ---------------------

     Under 220 C.M.R. (S) 12.03(9), the Company is prohibited from releasing any customer-specific information without the consent of the customer. NECTA's proposal would deny all of the Company's affiliates, including those competitive affiliates covered by 220 C.M.R. (S)(S) 12.00 et seq., access to customer-
                                              -- ----
specific information, even when consent has been received from the customer in accordance with Department regulation. Such a restriction provides no additional protection to ratepayers, and constitutes a measure that only serves to hinder the development of a competitive market. Accordingly, the Department rejects NECTA's proposal.

     G.   Joint Advertising
          -----------------
          1.   Positions of the Parties
               ------------------------

     Citing BECo's monopoly status and consequent name recognition in service areas, Cablevision points out that the Company has developed favorable name associations that will help BECo's competitive affiliate EnergyVision to market its services (Cablevision Brief at 22). Cablevision argues that both the current Standards of Conduct for energy-related affiliates of regulated utilities and the

Restructuring Act prohibit the Company from engaging in joint advertising with, or otherwise speaking on behalf of, its competitive affiliates (id. at 23-24).
                                                                ---

          2.   Analysis and Findings
               ---------------------

     Section 12.03(12) of the Standards of Conduct provides, in pertinent part, that distribution companies shall refrain from giving any appearance of speaking on behalf of their competitive affiliates in any communications with customers or potential customers, and shall not engage in any joint advertising or marketing programs with competitive affiliates. EnergyVision is a competitive affiliate of the Company. Therefore, the Department finds that the provisions of 220 C.M.R. (S) 12.03(12) would extend to BECo's relationships with EnergyVision. With respect to joint advertising between the Company and its nonenergy-related affiliates, the Department finds that these issues are more appropriately addressed in D.P.U./D.T.E. 97-96, given the generic nature of that proceeding.

VII. MANAGEMENT SERVICES AGREEMENT
     -----------------------------
     A.   Description
          -----------

     Although BEC Energy will have no employees of its own for some time to come, it will be required to maintain some corporate functions, such as shareholder relations, investor relations, and accounting and legal operations (Exhs. BE-WF-1, at 5; UWUA-39; Tr. 5, at 38-39). In order to provide BEC Energy with the requisite services, the Company has entered into a Management Services Agreement ("Management Agreement") with BEC Energy (Exhs. BE-WF-1, at 4; BE-WF-
5)./17/ After the close of evidentiary hearings, the Companies offered a revised Management Services Agreement ("Revised Agreement"), that the Companies stated was intended to address certain concerns raised during the hearings by the parties, and embodies what the Companies consider to be a more accurate reflection of the intent of the agreement (RR-DPU-3)./18/

     The Revised Agreement provides that BECo will furnish BEC Energy and its affiliates specific services upon request, provided the Company has available personnel and resources (RR-DPU-3; Tr. 3, at 93-94). If, after consultation with BEC Energy, the Company determines that third-party services are necessary, BECo will arrange for the appropriate services on behalf of BEC Energy (RR-DPU-3, at 2-3; Tr. 3, at 98-99). However, BEC Energy is not obligated to obtain any of its management services from BECo (RR-DPU-3, at 2).

-------------------------------
/17/ The current management services agreement between BECo and HEEC, as approved in D.P.U. 90-288-A (1991), is still in effect and will continue as such (RR-DPU-5).
/18/     These included, among other modifications, the clarification that the
Company will only provide services if it has available personnel and resources, and the elimination of the force majeure clause contained in the original
                           ----- -------
agreement.

     BEC Energy would request the desired services on an as-needed basis through purchase orders, which may be amended from time to time through written change orders (id. at 2-3). In return, BEC Energy would compensate BECo for those
        ---
services, based on direct labor, indirect labor, and capital expenditures (RR-DPU-3, exh. C). Consistent with Securities and Exchange Commission affiliate rules, BECo generally proposes to charge BEC Energy fully-loaded costs for the services provided, as described below. However, if there is a measurable market for such services, the Company proposes to charge BEC Energy and its affiliates a rate based on the fair market value of those services, as determined by BECo (RR-DPU-3, at 3-4). If BECo's charges to BEC Energy are different from the Company's full embedded costs, the Company will record reasonable third-party offers to provide like services at market prices, and maintain records comparing each rate to BECo's own marginal costs of providing such services (id. at 5).
                                                                   ---

     Under the fully-loaded costing method, the Company's charges to a BECo affiliate consist of (1) the individual's hourly wage rate and (2) an indirect overhead rate (Exh. UWUA-15; RR-DPU-1). The Company intends to charge overhead costs to BEC Energy based on an allocation method currently in use as part of its management services agreements with BETG and HEEC (Exhs. DPU-19; AG-1; RR-DPU-3). The allocation method, which was initially developed by an outside consulting firm as part of D.P.U. 93-37, relies on a single step-down allocation procedure to distribute projected costs for the upcoming year among separate Company functions (Exhs. AG-26; UWUA-15; Tr. 3, at 96). These costs, in turn, are then converted to fully-loaded hourly rates which vary by function (Exh. DPU-19; RR-DPU-1; Tr. 3, at 95-98). Since 1993, the Company has applied an overhead allocation rate of 91.407 percent to its present Management Services Agreement with BETG; while a recent review of projected 1997 data suggested a slight reduction in the overhead allocation rate, BECo elected to maintain the higher rate in view of the relatively minor difference from 1993 operations (RR-DPU-1).

     B.   Positions of the Parties
          ------------------------

     The intervenors contend that the Revised Agreement is inadequate to protect ratepayer interests (Attorney General Brief at 21; DOER Brief at 33; Union Brief at 22; Cablevision Brief at 19; NECTA Brief at 31). The Attorney General maintains that under the Revised Agreement, the allocation of administrative and general costs to BEC Energy and its affiliates in the absence of specific service requests, as well as the allocation of nonattributable common costs

(i.e., those costs that BECo would incur related to BEC Energy and its
-----
affiliates solely by the existence of these entities), remains unclear (Attorney General Brief at 21-22). The Attorney General argues that the Department should conduct separate hearings to develop appropriate allocators for these nonattributable costs through a reasonable and rational basis that recognizes the relative size of the entities for which costs are incurred (id. at 23-24).
                                                                ---

     The intervenors fault the Revised Agreement as failing to provide that transfers from BECo to its affiliates will be at the higher of book or market value, and failing to ensure that transfers by the Company to BEC Energy fully reflect the costs incurred by BECo (Attorney General Brief at 18-19; DOER Brief at 34-35; Cablevision Brief at 15; NECTA Brief at 31, citing RR-DTE-2, 3).
                                                      ------
Consequently, these intervenors argue that such an arrangement would result in ratepayer cross-subsidization of affiliates and a distortion of competitive markets (Attorney General Brief at 18-19; NECTA Brief at 31). Moreover, the Attorney General argues that the Company's proposed pricing standard for personnel services fails to ensure that affiliates do not gain competitive advantages at the expense of ratepayers (id. at 18-19). DOER contends that post
                                         ---                                ----
hoc review of cost allocations in rate proceedings is an inadequate solution to
---
issues of cross-subsidization, and that prospective rules, articulated in advance, are sound from both a legal and a practical position (DOER Reply Brief at 5-7).

     As a solution, the Attorney General and Cablevision propose that any services provided by BECo to a non-utility affiliate be priced in the same manner as the intervenors proposed to apply to asset transfers (Attorney General Brief at 3; Attorney General Reply Brief at 14; Cablevision Brief at 15). DOER advocates that the actual cost of personnel services provided by BECo to its affiliates be considered the presumptive floor price, thus preventing affiliates from paying too little for services and serving ratepayer interests by establishing a baseline that services will not be provided at prices lower than the rate for which ratepayers have paid for those services (DOER Brief at 23). NECTA contends that BECo's non-electric affiliates must be billed at least the fully distributed costs of those services (NECTA Brief at 32).

     In addition to their proposed pricing policies, the Attorney General and DOER urge the Department to consider requiring as a condition of any approval that the Company create a service company subsidiary/19/ that would be responsible for all corporate costs and shared services between BEC Energy and its affiliates (Attorney General Brief at 24; Attorney General Reply Brief at 10; DOER Brief at 29-30). DOER advises that all or most BECo personnel who would be providing services for BEC Energy and its affiliates be assigned to the service company, with the associated expense allocated among BECo and its affiliates proportionately to the use of such services by the affiliated companies (DOER Brief at 29-30). The Union maintains that, even with the proposed modifications sought by the Attorney General and DOER to the Company's proposal, including those

-------------------------
/19/ Under a service company structure, a separate subsidiary provides services to the holding company and its other subsidiaries, with the related costs charged among the respective entities on the basis of various allocators (Tr. 3, at 180-181).

related to the Revised Agreement, the resulting holding company structure would provide few, if any public benefits and many risks to ratepayers (Union Brief at 22).

     DOER, Cablevision, and NECTA maintain that the Revised Agreement still provides no real protection to ratepayers because of the presence of overlapping officers and directors among BECo, BEC Energy and its affiliates (DOER Brief at 33-34; Cablevision Brief at 18-19; NECTA Brief at 28-29). Specifically, NECTA argues that a complete overlap of officers and directors among BECo, BEC Energy, and its other affiliates, as contemplated by the Company, would lead to inevitable conflicts involving the fiduciary duties of these officers and directors to their respective corporations (NECTA Brief at 28-29; NECTA Reply Brief at 19-20). The Union states that these potentials for conflict may too easily be resolved in favor of non-utility affiliates by "rationalization," to the detriment of regulated operations (Union Brief at 15-16). DOER argues that, unless BECo's management and directors are independent of BEC Energy, any management agreement would be merely a statement of principles, not a genuine agreement (id. at 34).
           ---

     Therefore, the intervenors argue that any approval of the holding company structure must be preconditioned upon alterations in BECo's proposed Management Services Agreement. DOER and Cablevision recommend that the senior managers of BECo be separate from those of BEC Energy, and that a majority of the Company's and BEC Energy's respective boards of directors not be directors of the other corporation, within one year after approval of the Company's petition (DOER Brief at 27; Cablevision Brief at 19-20). NECTA urges that the Company and BEC Energy be required to maintain separate boards of directors, or at least provide that the respective boards of directors have no more than one-third of its members overlapping with the other board, with the non-overlapping directors having no commercial ties to their board (NECTA Brief at 30). In addition, NECTA recommends the use of separate officers and legal counsel by the Company,
BEC Energy, and its other affiliates (id. at 30-31; NECTA Reply Brief at 20).
                                      ---

     With respect to other provisions in the Revised Agreement, DOER faults the Revised Agreement for eliminating the force majeure provisions (DOER Brief at
                                      ----- -------
35). DOER contends that events beyond the Company's control, such as a hurricane, may prevent BECo from performing services that had been previously agreed to under a purchase order, and that the Company should not be held in breach of contract under those conditions (id.). In addition, the Union argues
                                           ---
that the potential for abuses arising from interlocking directorates and officers is accentuated by those provisions in the Revised Agreement which limit the liability of management and contain broad indemnification provisions (Union Brief at 16 n.12, citing Exhs. BE-WF-5; UWUA-54; UWUA-55).
                  ------

     In response, the Companies contend that the Revised Agreement ensures that all joint costs are properly allocated by the Company to BEC Energy and its other affiliates (Companies Brief at 61-62). The Companies argue that the method for determining joint costs is the same as was approved by the Department in Boston Edison Company, D.P.U. 93-37 (1993) (id. at 62). While the Companies
   ---------------------                       ---
acknowledge that if BEC Energy's affiliates do not request sufficient direct services, there may be certain administrative or overhead costs that may not be sufficiently allocated to these affiliates, they propose that these overhead costs may be allocated based on specific methodologies to be determined in BECo's rate case proceedings (id.).
                              ---

     The Companies defend their proposal to price any services to affiliates at a rate no higher than fair market value (id. at 59). The Companies contend that
                                         ---
the Attorney General's proposal to price services at the higher of cost or market value is unsound, because an employee's expertise and experience belongs solely to that employee, and as such ratepayers have no compensable interest in the employee (id. at 62, citing New England Telephone and Telegraph Company,
              ---        ------ -------------------------------------------
D.P.U. 86-33-G at

209 (1989)). Additionally, the Companies argue that the Attorney General's proposal would harm ratepayers by precluding BECo from transferring its services to affiliates, even when the utility's costs exceeded market value, thus requiring the affiliate to purchase these services from third parties (Companies Brief at 63). Consequently, the Companies reason that the Attorney General's proposal would deny BECo the opportunity to recoup some of its cost for those services and thus reduce the burden on ratepayers (id.).
                                                   ---

     The Companies dispute the potential for harm arising from interlocking directorates between itself, BEC Energy, and its other affiliates (Companies Reply Brief at 20). The Companies argue that, to the extent that specific potential harms exist, they relate primarily to the financial integrity and quality of service of BECo (id.). The Companies contend that their proposed
                            ---
dividend restriction policy and the Department's long-standing commitment to quality of service fully address any concerns raised by the intervenors (id. at
                                                                         ---
20-21). Moreover, the Companies point to the Department's "significant experience and success" in regulating utilities with interlocking directorates and officers (id. at 21). The Companies conclude that while the issue of
              ---
overlapping officers and directors may become the subject of review in D.P.U./D.T.E. 97-96 or some other proceeding, the intervenors here have failed to demonstrate any harms arising from interlocking directorates and officers

(id.).
----

     C.   Analysis and Findings
          ---------------------

     Section 94B subjects contracts entered into by electric companies and an affiliated company to Department review and approval. The statute does not set forth an explicit standard of review and, therefore, Department case precedent provides the basis for reviewing Section 94B proposals. In evaluating Section 94B proposals, the Department requires utilities to demonstrate that (1) the proposal provides a reasonable method of allocating liabilities and benefits between a utility company and its affiliate, and (2) the methods employed in structuring the proposal are sufficient to protect the interests of a utility company's ratepayers. D.P.U. 93-37, at 17-18; Harbor
                                                                     ------
Electric Energy Company/Boston Edison Company, D.P.U. 90-288-A (1991); Harbor
---------------------------------------------                          ------
Electric Energy Company/Boston Edison Company, D.P.U. 90-288 (1991)./20/
---------------------------------------------

     As an initial matter, the Department addresses the issue of interlocking officers and directors. In D.P.U. 96-44, at 12-13, the Department has found that the sharing of employees by utilities and competitive affiliates may be anticompetitive, if such personnel are privy to specific and competitively sensitive information and have the opportunity to use such information to give the affiliate a competitive advantage. 220 C.M.R. (S) 12.03(13). Because BEC Energy's activities as a voluntary association would not include the selling or marketing of natural gas, electricity, or related services on a competitive basis as described in 220 C.M.R. (S)12.02(2), BEC Energy would not be a competitive affiliate of the Company, and thus not be subject to the restrictions contained in 220 C.M.R. (S)(S) 12.00 et seq.. The Department is
                                                  -- ----
aware of the potential, at least, for anticompetitive behavior and other abuses, resulting from what may be the conflicting obligations of corporate officers and directors. Even so, the Department is confident that the current regulatory framework is capable of identifying such abuses when they occur, as well as acting to correct them. Holding companies are not new features of utility structure in Massachusetts. The Department finds no reason at this time to mandate separate officers and directors for BEC Energy and the Company. If the Department finds credible evidence that anticompetitive behavior or other corporate abuses are the result of the Company's practice of having interlocking officers and directors, we shall act expeditiously on the matter.

-----------------------
/20/ The Department has a long-standing policy of examining management, and other affiliate, contracts. As noted by the Department on page 7 of its 1932 Annual Report to the Legislature, "The holding companies, in their efforts to derive income in addition to that obtained through dividends, frequently resort to all sorts of contractual relations with the operating utilities which they control. These contracts in any rate proceeding necessarily are subject to suspicion and to careful scrutiny." Much has changed since the heyday of Samuel Insull, and much of the potential for abuse has been wrung out of the utility holding company structure (Tr. 2, at 78-80). But "careful scrutiny" remains necessary./20/ The Department has a long-standing policy of examining management, and other affiliate, contracts. As noted by the Department on page 7 of its 1932 Annual Report to the Legislature, "The holding companies, in their efforts to derive income in addition to that obtained through dividends, frequently resort to all sorts of contractual relations with the operating utilities which they control. These contracts in any rate proceeding necessarily are subject to suspicion and to careful scrutiny." Much has changed since the heyday of Samuel Insull, and much of the potential for abuse has been wrung out of the utility holding company structure (Tr. 2, at 78-80). But "careful scrutiny" remains necessary.

     During the proceedings, there was testimony as to the relative merits of a service company structure versus reliance on a management agreement for allocating costs among affiliates (Tr. 3, at 180-181; Tr. 5, at 42-44, 51-52). The Department notes that certain costs, such as corporate governance expenses, would be incurred by BEC Energy and other nonregulated affiliates even in the absence of a specific request from services by BECo. However, the Revised Agreement does not provide for the allocation of these and other common costs between BECo and its affiliates in the absence of service requests by the Company's affiliates. Under these conditions, the Company faces the increased risk that it would become the default entity for costs not otherwise explicitly allocated to other affiliates. This concern is particularly appropriate here, where the Companies' holding company proposal is driven by a need to compete effectively in the marketplace. Historically, regulated utilities have formed affiliates for the purpose of performing a discrete set of activities which required a minimal outlay of utility resources. Western Massachusetts Electric
                                                 ------------------------------
Company, D.P.U. 97-13 (1997); Fall River Gas Company, D.P.U. 11655 (1956).
-------                       ----------------------
However, the advent of restructuring and rise of competitive forces in the electric industry make it likely that a utility's nonregulated ventures will command a greater percentage of resources and effort than in the past, and thus increase the complexity of transactions between the utility and its affiliates.

     While a well-structured service company arrangement might result in a more explicit allocation of common costs among multiple affiliates than what may be offered through a management services agreement, the formation of a service company would be a form of corporate separation, which the Department has previously determined that we lack clear authority to mandate. D.P.U. 96-100, at 68. The holding company structure we approve here is relatively simple, and so at this time a service company does not appear to be warranted. However, future circumstances (for example, mergers, acquisitions, or further energy diversification) might make a service company's creation beneficial to ratepayers. In order to evaluate the circumstances in which it might be beneficial to ratepayers for BEC Energy to organize a service company affiliate, the Company is hereby directed to engage an independent consultant of its own choosing to advise it on the conditions in which a service company option may be more suitable for BEC Energy rather than a management services agreement. This review should take into consideration a variety of issues, including ratepayer interests and BEC Energy's emerging business plans. As part of this study, the Company is also directed to examine the advisability of diversifying the membership of the holding company's board of directors in the interest of BECo ratepayers. This review should reference the experience of other utility holding companies in Massachusetts. The results of the Company's review, with the independent consultant's study, shall be submitted to the Department no later than 18 months from the date of this Order. The Department's purpose in directing the examination of these two questions is to ensure that a structure acceptable under current circumstances be evaluated in light of probable future developments. The Department shall examine the report and take whatever action we is deemed appropriate.

     The significant revisions to the Management Agreement, as contained in the Revised Agreement, include the clarification that BECo will provide management services to BEC Energy as well as other affiliates of BEC Energy, and that the current management agreement with BETG will be terminated (RR-DTE-2; RR-DTE-3). The Revised Agreement further specifies that BECo is required to provide services only to the extent that it has the personnel and resources to do so, and addresses the issues of non-performance by the Company and the liability of BEC Energy and its affiliates for services provided in the absence of a purchase order (id.). The Department finds that the amended language addresses nearly
       ---
all of the concerns raised during these proceedings, including the pricing of services in the presence of a competitive market and BECo's obligations to BEC Energy.

Furthermore, the amended language more accurately reflects the terms under which BECo will provide service to BEC Energy and its affiliates than those reflected in the original agreement.

     While the Union objects to the Revised Agreement's indemnification clause,/21/ the Department finds that the record evidence in this case supports a finding that the indemnification clause contained in the Revised Agreement is intended to provide a measure of predictability in business transactions and avoid unnecessary litigation (Exhs. UWUA-54; UWUA-55). Despite this consideration, the Department finds that the elimination of the force majeure provision from the Revised Agreement leaves the Company open to legal action in the event that it is unable to perform certain services for its affiliates because of circumstances beyond its control, such as a storm. The Department agrees with DOER that the Company should not be held in breach of contract under force majeure conditions.
----- -------

     The Department has examined the cost allocation method proposed by BECo, which relies on the same method as the Management Services Agreement approved in D.P.U. 93-37-A. As we noted in Section VI.C.2.g, above, an employee's expertise properly belongs to that employee, and not his employer. So long as ratepayers are compensated for an employee's time and related overhead provided to a third party (whether that third party is an affiliate of the utility or is unrelated) there is no cross-subsidization of that third party by ratepayers. In fact, transfers at fully-allocated cost will allow customers of the regulated company to share in the economies of scope and scale with the customers of the unregulated affiliate. Furthermore, the Department's Standards of Conduct promulgated for energy-related affiliates in D.P.U. 96-44 and those standards for non-energy affiliates under consideration in D.P.U./D.T.E. 97-96 provide sufficient assurance that affiliates would not gain competitive advantages at the expense of ratepayers. With respect to the Attorney General's proposal

---------------------
/21/ The limitation of liability clause provides that neither party nor its officers, directors, agents, employees, successors and assigns are liable or responsible to the other party for direct, incidental, indirect, consequential or other damages connected to performance or nonperformance (Exh. BE-WF-5, at 5; RR-DPU-2, 3).

to establish nonattributable cost allocators through separate hearings, the Department finds that the fully-loaded hourly rates provided for in the Revised Agreement provide sufficient compensation to BECo's ratepayers for those costs incurred by the Company in providing BEC Energy and its affiliates with administrative and general services, as well as compensating the Company for nonattributable common costs. Accordingly, the Department finds it unnecessary to impose the additional regulatory burden of separate hearings. Based on the foregoing, the Department concludes that the allocation methodology for joint costs proposed in the Revised Agreement is a reasonable method of allocating liabilities and benefits among the Company, BEC Energy, and its other affiliates.

     Based on the foregoing, the Department approves the Revised Agreement subject to satisfaction of a single condition. The condition for final approval is that the Company remedy the deletion of the force majeure clause. The
                                               ----- -------
Company is directed to submit a second revision of an executed Management Services Agreement that contains a force majeure clause identical to the force
                                   ----- -------                         -----
majeure clause included in the Management Agreement contained in Exhibit BE-WF-
-------
5. Satisfaction of this condition will result in final, unconditional approval of the Management Services Agreement.

VIII.  TAX SHARING AGREEMENT
       ---------------------
     A.   Description
          -----------

     The proposed Tax Sharing Agreement provides that, each year, BEC Energy and its subsidiaries, including BECo, would calculate their income tax liability on a stand-alone basis (Exhs. BE-WF-6, at 5; DPU-26, at 5; Tr. 2, at 92-93)./22/ In turn, each subsidiary would make tax payments to BEC Energy based on the calculation of its stand-alone tax liability, if any liability exists (Exh. DPU-26, at 7). In the event that a subsidiary generates a tax loss or other tax benefit that is

-----------------------
/22/ Several modifications to the stand-alone method have been incorporated in order to comply with the United States Tax Code, including the treatment of dividends paid to affiliates and limitations on utilization of tax benefits (Exhs. DPU-24; DPU-26, at 5).

available to BEC Energy in its consolidated income tax return, BEC Energy would make payments to the subsidiary consistent with the value of such tax benefits at the marginal tax rate (id.; Exh. BE-WF-1, at 5). According to the Companies,
                          ---
because certain tax items must be treated on a consolidated basis, to the extent that a particular subsidiary's specific tax benefits are applied to the consolidated return, that subsidiary is allocated the benefit of that tax item for purposes of determining its share of the consolidated tax liability (Exh. DPU-24). Payments of any amount due under the tax sharing agreement may be made in cash or otherwise recognized on the books of BEC Energy and its subsidiary (Exhs. BE-WF-1, at 5-6; DPU-26, at 7).

/22/ Several modifications to the stand-alone method have been incorporated in order to comply with the United States Tax Code, including the treatment of dividends paid to affiliates and limitations on utilization of tax benefits (Exhs. DPU-24; DPU-26, at 5).

     B.   Positions of the Parties
          ------------------------

     The Companies maintain that the Tax Sharing Agreement is a common form of agreement entered into between parent corporations and their subsidiaries (Companies Brief at 63-64). The Companies contends that the Tax Sharing Agreement here is identical to that approved in D.P.U. 93-37-A, and that no party has submitted any evidence to suggest that the Tax Sharing Agreement approved in that proceeding is no longer consistent with the public interest

(id.).  No other party addressed this issue.
----

     C.   Analysis and Findings
          ---------------------

     Pursuant to G.L. c. 164, (S) 17A, a gas or electric company must obtain written Department approval in order to "loan its funds to, guarantee or endorse the indebtedness of, or invest its funds in the stock, bonds, certificates of participation or other securities of, any corporation, association or trust . .
 . ." The Department has indicated that such proposals must be "consistent with the public interest," that is, a Section 17A proposal will be approved if the public interest is at least as well served by approval of the proposal as by its denial. Bay State Gas Company, D.P.U. 91-165, at 7 (1992); see Boston Edison
         ---------------------                              --- -------------
Company, D.P.U. 850 (1983).
-------

     The Department has stated that it will interpret the facts of each Section 17A case on its own merits to make a determination that the proposal is consistent with the public interest. D.P.U. 91-165, at 7. The Department will base its determination on the totality of what can be achieved rather than a determination of any single gain that could be derived from the proposed transactions. Id.; see D.P.U. 850, at 7. Thus, the Department's analysis must
               ---  ---
consider the overall anticipated effect on ratepayers of the potential harms and benefits of the proposal. D.P.U. 91-165, at 8. Assessing the effect on ratepayers weighs a number of factors, including, but not limited to: the nature and complexity of the proposal; the relationship of the parties involved in the underlying transaction; the use of funds associated with the proposal; the risks and uncertainties associated with the proposal; the extent of regulatory oversight on the parties involved in the underlying transaction; and the existence of safeguards to ensure the financial stability of the utility.

Id.
---

     The Department notes that the Tax Sharing Agreement is substantially identical to that reviewed and approved in D.P.U. 93-37-A. The Department's requirement, as set forth above, that the Company report back on creating a service company does not negate the need for a tax agreement among the affiliated entities to address issues arising from their consolidated tax return filings. The Department finds that the Tax Sharing Agreement provides a reasonable method of allocating liabilities and benefits among the Company, BEC Energy, and its other affiliates. The Department also finds that the methods employed in the Tax Sharing Agreement are sufficient to protect the interests of the Company's ratepayers. Accordingly, the Tax Sharing Agreement is hereby approved.

IX.  STOCK ISSUANCE
     --------------

     Mergeco has an authorized capitalization consisting of 200,000 shares of common stock, $1 par value, of which 100 shares have been subscribed for by BEC Energy, and subject to the approval of the Department, will be issued and sold to BEC Energy at a price of $1 per share (Petition at 2). The Companies request that the Department authorize and approve the proposed issuance of 100 shares of Mergeco common stock to BEC Energy (id. at 5). The Companies claim the proposed
                                    ---
issuance is reasonably necessary to effect the holding company structure (Petition at 5).

     In order for the Department to approve the issuance of stock, bonds, coupon notes, or other types of long-term indebtedness/23/ by an electric or gas company, the Department must determine that the proposed issuance meets two tests. First, the Department must assess whether the proposed issuance is reasonably necessary to accomplish some legitimate purpose in meeting a company's service obligations, pursuant to G.L. c. 164, (S) 14. Fitchburg Gas &
                                                                 ---------------
Electric Light Company v. Department of Public Utilities, 395 Mass. 836, 842
--------------------------------------------------------
(1985) ("Fitchburg II"), citing Fitchburg Gas & Electric Light Company v.
         ------------    ------ -----------------------------------------
Department of Public Utilities, 394 Mass. 671, 678 (1985) ("Fitchburg I").
------------------------------                              -----------
Second, the Department must determine whether the Company has met the net plant test./24/ Colonial Gas Company, D.P.U. 84-96 (1984).
          --------------------

     The Court has found that, for the purposes of G.L. c. 164, (S) 14, "reasonably necessary" means "reasonably necessary for the accomplishment of some purpose having to do with the obligations of the company to the public and its ability to carry out those obligations with the greatest possible efficiency." Fitchburg II at 836, citing Lowell Gas Light Company v. Department
              ------------         ------ --------------------------------------
of Public Utilities, 319 Mass. 46, 52 (1946).  In cases where no issue exists
-------------------
about the reasonableness of

-----------------------
/23/ Long-term refers to periods of more than one year after the date of issuance. G.L. c. 164, (S) 14.

/24/  The net plant test is derived from G.L. c. 164, (S) 16.

management decisions regarding the requested financing, the Department limits its Section 14 review to the facial reasonableness of the purpose to which the proceeds of the proposed issuance will be put. Canal Electric Company, et al.,
                                               ----------------------  ------
D.P.U. 84-152, at 20 (1984); see, e.g., Colonial Gas Company, D.P.U. 90-50, at 6
                                        --------------------
(1990).

     The Fitchburg I and II and Lowell Gas cases also established that the
         ------------------     ----------
burden of proving that an issuance is reasonably necessary rests with the company proposing the issuance, and that the Department's authority to review a proposed issuance "is not limited to a `perfunctory review.'" Fitchburg I at
                                                               -----------
678; Fitchburg II at 842, citing Lowell Gas at 52.  Regarding the net plant
     ------------         ------ ----------
test, a company is required to present evidence that its net utility plant (original cost of capitalizable plant, less accumulated depreciation) equals or exceeds its total capitalization (the sum of its long-term debt and its preferred and common stock outstanding) and will continue to do so following the proposed issuance. Colonial Gas Company, D.P.U. 84-96, at 5 (1984).
                    --------------------

     Where issues concerning the prudence of the Company's capital financing have not been raised or adjudicated in a proceeding, the Department's decision in such a case does not represent a determination that any specific project is economically beneficial to a company or to its customers. In such circumstances, the Department's determination in its Order may not in any way be construed as ruling on the appropriate ratemaking treatment to be accorded any costs associated with the proposed financing. See, e.g., Boston Gas Company,
                                               ---  ----  ------------------
D.P.U. 95-66, at 7 (1995).

     Regarding the net plant test, a company is required to present evidence that its net utility plant (original cost of capitalizable plant, less accumulated depreciation) equals or exceeds its total capitalization (the sum of its long-term debt and its preferred and common stock outstanding) and will continue to do so following the proposed issuance. Colonial Gas Company, D.P.U.
                                                    --------------------
84-96, at 5 (1984). If the Department determines at that time that the fair structural value of the net plant and land and the fair value of the nuclear fuel, gas inventories, and fossil fuel inventories owned by such a utility are less than its outstanding stock and debt, it may prescribe such conditions and requirements as it deems best to make good within a reasonable time the impairment of the capital stock. G.L. c. 164,
(S) 16.

     The record indicates that Mergeco has no assets in plant, and thus would not meet the net plant test as contemplated by G.L. C. 164, (S) 16. However, the Department notes that the purpose of the stock issuance is to set up a framework or straw for the consummation of the merger. The merger would extinguish the corporate existence of Mergeco, and consequently, any resultant effect on Mergeco's capital structure. See Sheffield Water Company, D.P.U. 92-
                                        --- -----------------------
168, at 7 (1992). Therefore, the Department exempts Mergeco from the requirements of the net plant test for the proposed stock issuance.

X.  ORDER
    -----
     After due notice, hearing and consideration, the Department

     VOTES: That pursuant to Section 14 of Chapter 164, the proposed issuance of
     -----
common stock of Boston Edison Mergeco Electric Company, Inc. to BEC Energy is reasonably necessary to effect corporate restructuring; and

     VOTES: That pursuant to Section 14 of Chapter 164, the proposed issuance of
     -----
common stock of Boston Edison Mergeco Electric Company, Inc. to BEC Energy is in the public interest; and it is

     ORDERED: That pursuant to Section 14 of Chapter 164, the issuance by
     -------
Mergeco of 100 shares of its common stock to BEC Energy in consideration of payment of $100 by BEC Energy is hereby approved and authorized; and it is

     FURTHER ORDERED: That pursuant to Section 96 of Chapter 164, the merger to
     ---------------
form a holding company structure for Boston Edison and the terms thereof are consistent with the public interest; and it is

     FURTHER ORDERED: That pursuant to Section 96 of Chapter 164, the Agreement
     ---------------
and Plan of Merger dated as of March 25, 1997, and the merger of Mergeco into Boston Edison pursuant thereto is hereby approved and authorized; and it is

     FURTHER ORDERED: That pursuant to Sections 17A and 94B of Chapter 164, the
     ---------------
Tax Sharing Agreement between Boston Edison and BEC Energy is hereby approved and authorized; and it is

     FURTHER ORDERED: That pursuant to Section 94B of Chapter 164, the
     ---------------
Department approves the Management Services Agreement between Boston Edison and BEC Energy, subject to the filing of an amended and executed Management Services Agreement which conforms to the Department's directive next apprearing; and it is

     FURTHER ORDERED: That Boston Edison and BEC Energy submit a revised
     ---------------
Management Services Agreement, amended to include the force majeure clause that
                                                      -------------
appeared in the originally filed Management Services Agreement, consistent with the directives contained in this Order; and it is

     FURTHER ORDERED: That Boston Edison comply with all directives contained in
     ---------------
this Order.
                                    By Order of the Department,


                                    Janet Gail Besser, Chair


                                    James Connelly, Commissioner

                                    W. Robert Keating, Commissioner


                                    Paul B. Vasington, Commissioner